                                              COMPOSITE CONFORMED COPY*

                                 $2,800,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                January 30, 1997

                                  as amended by

               Amendment No.1, dated as of July 25, 1997
               Amendment No.2, dated as of March 16, 1999
                and Amendment No. 3, dated as of October 1, 1999

                                      among

                          Tenet Healthcare Corporation

             The Lenders, Managing Agents and Co-Agents Party Hereto

                         The Swingline Bank Party Hereto

                              The Bank of New York
                             The Bank of Nova Scotia
                             as Documentation Agents

             Bank of America National Trust and Savings Association
                              as Syndication Agent

                                       and

                    Morgan Guaranty Trust Company of New York
                             as Administrative Agent

                                  ----------

                                  Arranged by:

                           J.P. Morgan Securities Inc.
                                   as Arranger

                          BancAmerica Securities, Inc.
                            BNY Capital Markets, Inc.
                             The Bank of Nova Scotia
                                 as Co-Arrangers


_______________________________________

     * Composite Conformed Copy incorporates the indicated amendments. Signature pages, Commitment Schedule and Exhibits have not been updated from 1/30/97.

                                        TABLE OF CONTENTS(1)

                                                                                             PAGE
                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01.  DEFINITIONS.......................................................................1
SECTION 1.02.  ACCOUNTING TERMS AND DETERMINATIONS..............................................21

                                    ARTICLE 2
                                  THE CREDITS

SECTION 2.01.  SYNDICATED BORROWINGS............................................................21
SECTION 2.02.  NOTICE OF SYNDICATED BORROWING...................................................22
SECTION 2.03.  MONEY MARKET BORROWINGS..........................................................22
SECTION 2.04.  NOTICE TO LENDERS; FUNDING OF LOANS..............................................27
SECTION 2.05.  NOTES............................................................................28
SECTION 2.06.  MATURITY OF LOANS................................................................28
SECTION 2.07.  OPTIONAL PREPAYMENTS OF SYNDICATED LOANS.........................................28
SECTION 2.08.  NOTICE OF SYNDICATED PREPAYMENT..................................................28
SECTION 2.09.  INTEREST RATES...................................................................29
SECTION 2.10.  METHOD OF ELECTING INTEREST RATES................................................31
SECTION 2.11.  FEES.............................................................................32
SECTION 2.12.  TERMINATION OR REDUCTION OF COMMITMENTS..........................................33
SECTION 2.13.  GENERAL PROVISIONS AS TO PAYMENTS................................................33
SECTION 2.14.  FUNDING LOSSES...................................................................34
SECTION 2.15.  COMPUTATION OF INTEREST AND FEES.................................................34
SECTION 2.16.  SWINGLINE LOANS..................................................................34
SECTION 2.17.  LETTERS OF CREDIT................................................................36

                                    ARTICLE 3
                                   CONDITIONS

SECTION 3.01.  CLOSING..........................................................................43
SECTION 3.02.  TERMINATION OF EXISTING COMMITMENTS..............................................46
SECTION 3.03.  BORROWINGS AND ISSUANCES OR EXTENSIONS OF LETTERS OF CREDIT......................46

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  CORPORATE EXISTENCE AND POWER....................................................47
SECTION 4.02.  CORPORATE AND GOVERNMENTAL AUTHORIZATION.........................................48

___________________

       (1) The Table of Contents is not a part of this Agreement.

                                                                                             PAGE
SECTION 4.03.  BINDING EFFECT...................................................................48
SECTION 4.04.  FINANCIAL INFORMATION............................................................48
SECTION 4.05.  LITIGATION.......................................................................49
SECTION 4.06.  COMPLIANCE WITH ERISA............................................................49
SECTION 4.07.  COMPLIANCE WITH LAWS.............................................................50
SECTION 4.08.  ENVIRONMENTAL MATTERS............................................................50
SECTION 4.09.  TAXES............................................................................50
SECTION 4.10.  MATERIAL SUBSIDIARIES............................................................51
SECTION 4.11.  CERTAIN LAWS NOT APPLICABLE......................................................51
SECTION 4.12.  FULL DISCLOSURE..................................................................51
SECTION 4.13.  CERTAIN DOCUMENTS................................................................51
SECTION 4.14.  LEGALITY OF ACQUISITION..........................................................51

                                    ARTICLE 5
                                    COVENANTS

SECTION 5.01.  INFORMATION......................................................................52
SECTION 5.02.  MAINTENANCE OF PROPERTY; INSURANCE...............................................54
SECTION 5.03.  CONDUCT OF BUSINESS, MAINTENANCE OF EXISTENCE....................................54
SECTION 5.04.  COMPLIANCE WITH LAWS.............................................................55
SECTION 5.05.  INSPECTION OF PROPERTY, BOOKS AND RECORDS........................................55
SECTION 5.06.  CONSOLIDATIONS, MERGERS AND SALES OF ASSETS......................................55
SECTION 5.07.  NEGATIVE PLEDGE..................................................................56
SECTION 5.08.  DEBT OF SUBSIDIARIES.............................................................58
SECTION 5.09.  DEBT RATIO.......................................................................59
SECTION 5.10.  CONSOLIDATED NET WORTH...........................................................59
SECTION 5.11.  FIXED CHARGE RATIO...............................................................59
SECTION 5.12.  RESTRICTED PAYMENTS..............................................................60
SECTION 5.13.  RESTRICTION ON INVESTMENTS.......................................................60
SECTION 5.14.  RESTRICTIONS ON INCLUDED EQUITY AFFILIATES.......................................61
SECTION 5.15.  RESTRICTION ON PREPAYING SUBORDINATED DEBT.......................................62
SECTION 5.16.  TRANSACTIONS WITH AFFILIATES.....................................................63
SECTION 5.17.  SENIOR STATUS....................................................................63
SECTION 5.18.  PAYMENT OF DIVIDENDS BY MATERIAL SUBSIDIARIES....................................63
SECTION 5.19.  RETIREMENT OF ORNDA DEBT.........................................................63
SECTION 5.20.  USE OF PROCEEDS..................................................................64

                                    ARTICLE 6
                                    DEFAULTS

SECTION 6.01.  EVENTS OF DEFAULT................................................................64
SECTION 6.02.  NOTICE OF DEFAULT................................................................67
SECTION 6.03.  CASH COVER.......................................................................67

                                                                                             PAGE
                                    ARTICLE 7
                                   THE AGENTS

SECTION 7.01.  APPOINTMENT AND AUTHORIZATION....................................................67
SECTION 7.02.  AGENTS AND AFFILIATES............................................................67
SECTION 7.03.  ACTION BY THE ADMINISTRATIVE AGENT...............................................68
SECTION 7.04.  CONSULTATION WITH EXPERTS........................................................68
SECTION 7.05.  LIABILITY OF THE AGENTS..........................................................68
SECTION 7.06.  INDEMNIFICATION..................................................................69
SECTION 7.07.  CREDIT DECISION..................................................................69
SECTION 7.08.  SUCCESSOR ADMINISTRATIVE AGENT...................................................69
SECTION 7.09.  FEES.............................................................................69
SECTION 7.10.  OTHER AGENTS.....................................................................70

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCE

SECTION 8.01.  BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR.........................70
SECTION 8.02.  ILLEGALITY.......................................................................71
SECTION 8.03.  INCREASED COST AND REDUCED RETURN................................................71
SECTION 8.04.  TAXES............................................................................73
SECTION 8.05.  BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR LOANS.......................75

                                    ARTICLE 9
                                 MISCELLANEOUS

SECTION 9.01.  NOTICES..........................................................................75
SECTION 9.02.  NO WAIVERS.......................................................................76
SECTION 9.03.  EXPENSES; INDEMNIFICATION........................................................76
SECTION 9.04.  SHARING OF SET-OFFS..............................................................77
SECTION 9.05.  AMENDMENTS AND WAIVERS...........................................................77
SECTION 9.06.  SUCCESSORS AND ASSIGNS...........................................................78
SECTION 9.07.  NO RELIANCE ON MARGIN STOCK AS COLLATERAL........................................80
SECTION 9.08.  CONFIDENTIALITY..................................................................80
SECTION 9.09.  WAIVER OF JURY TRIAL.............................................................81
SECTION 9.10.  GOVERNING LAW; SUBMISSION TO JURISDICTION........................................81
SECTION 9.11.  COUNTERPARTS; INTEGRATION........................................................81

Commitment Schedule

Schedule 4.05  -    Pending Litigation

Schedule 5.06  -    Permitted Asset Sales

Exhibit A      -    Note

Exhibit B      -    Money Market Request

Exhibit C      -    Money Market Invitation

Exhibit D      -    Money Market Quote

Exhibit E      -    Swingline Note

Exhibit F      -    Senior Officer's Closing Certificate

Exhibit G      -    Opinion of Gibson, Dunn & Crutcher LLP, Special Counsel
                      for the Borrower

Exhibit H      -    Opinion of Scott Brown, General Counsel for the Borrower

Exhibit I      -    Opinion of Special Counsel for the Administrative Agent

Exhibit J      -    Assignment and Assumption Agreement

                                CREDIT AGREEMENT

         AGREEMENT dated as of January 30, 1997, as amended by Amendment No. 1, dated as of July 25, 1997, Amendment No. 2, dated as of March 16, 1999 and Amendment No. 3, dated as of October 1, 1999 among TENET HEALTHCARE CORPORATION, the LENDERS, MANAGING AGENTS, CO-AGENTS and SWINGLINE BANK party hereto, THE BANK OF NEW YORK and THE BANK OF NOVA SCOTIA, as Documentation Agents, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Syndication Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent.

         WHEREAS, terms used in these recitals have the meanings assigned to them in Section 1.01;

         WHEREAS, the Borrower has agreed to acquire OrNda and its Subsidiaries pursuant to the Merger Agreement;

         WHEREAS, in connection with such Acquisition, the Borrower desires to purchase, redeem or otherwise refinance some, but not all, of the outstanding Debt of the Borrower, OrNda and their respective Subsidiaries;

         WHEREAS, the Borrower desires to have available to it a credit facility in the aggregate amount of $2,800,000,000 pursuant to which it may (i) borrow to purchase, redeem or otherwise refinance such outstanding Debt, (ii) borrow for the general corporate purposes (including working capital needs) of the Borrower and its Subsidiaries after the Acquisition is consummated and (iii) obtain Letters of Credit to meet the needs of the Borrower and its Subsidiaries after the Acquisition is consummated; and

         WHEREAS, this Agreement is intended by the Borrower to replace the Borrower's Existing Credit Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS. The following terms, as used herein, have the following meanings:

         "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

         "Acquisition" means the acquisition of OrNda and its Subsidiaries by the Borrower as described in the Merger Agreement.

         "Adjusted EBITDA" means, for any period of four consecutive Fiscal Quarters, Consolidated EBITDA for such period adjusted as follows:

                   (i) by deducting, to the extent included in such Consolidated EBITDA, the Borrower's Pro Rata Share of each Equity Affiliate's net income for such period; and

                  (ii) by adding back, with respect to each Equity Affiliate that is an Included Equity Affiliate on the Date of Determination, an amount equal to the lesser of:

                           (x) the Borrower's Pro Rata Share of the sum of (A)
                  such Included Equity Affiliate's net income for such period plus (B) to the extent deducted in determining such net income, its interest expense, income taxes, depreciation and amortization, or

                           (y) the sum of (A) all dividends and other
                  distributions paid in cash by such Included Equity Affiliate during such period to the Borrower and its Subsidiaries and
                  (B) the Borrower's Pro Rata Share of such Included Equity Affiliate's interest expense for such period.

         "Adjusted Interest Expense" means, for any period of four consecutive Fiscal Quarters, the sum of (i) Consolidated Interest Expense for such period and (ii) with respect to each Equity Affiliate that is an Included Equity Affiliate at the end of such period, an amount equal to the Borrower's Pro Rata Share of such Included Equity Affiliate's interest expense for such period.

         "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.09(b).

         "Adjusted Rental Expense" means, for any period of four consecutive Fiscal Quarters, the sum of (i) Consolidated Rental Expense for such period and
(ii) with respect to each Equity Affiliate that is an Included Equity Affiliate at the end of such period, an amount equal to the Borrower's Pro Rata Share of such Included Equity Affiliate's rental expense for such period.

         "Adjusted Total Debt" means at any time, without duplication, the sum of (i) the consolidated Debt of the Borrower and its Subsidiaries, PLUS (ii) the Borrower's Pro Rata Share of the Debt of each Included Equity Affiliate, MINUS

(iii) the lesser of (x) the outstanding principal amount of the Borrower's 6% Exchangeable Subordinated Notes due 2005 or (y) the sum of (a) the aggregate market value of the shares of common stock of Ventas, Inc. for which such outstanding notes are exchangeable plus (b) the amount of proceeds from the sale by the Borrower of shares of common stock of Vencor, Inc. that are, at such time, held in escrow for the benefit of holders of such Notes, and minus (iv) the Excess Receivables Adjustment.

         "Administrative Agent" means Morgan Guaranty Trust Company of New York, in its capacity as Administrative Agent for the Lenders hereunder, and its successors in such capacity.

         "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

         "Affiliate" means, with respect to any Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls such Person (a "Controlling Person") or (ii) any Person which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person by voting securities, by contract or otherwise.

         "Agents" means the Administrative Agent, the Documentation Agents and the Syndication Agent, and "Agent" means any one of them.

         "Aggregate Investment in Equity Affiliates" has the meaning set forth in Section 5.13(a).

         "Aggregate LC Exposure" means at any time the sum, without duplication, of (i) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time and (ii) the aggregate unpaid amount of all LC Reimbursement Obligations outstanding at such time.

         "Applicable Lending Office" means, with respect to any Lender, (i) in the case of its Base Rate Loans and its participations in Letters of Credit, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

         "Arranger" means J.P. Morgan Securities Inc.

         "Assignee" has the meaning set forth in Section 9.06(c).

         "Availability Period" means the period from and including the Closing Date to but excluding the Termination Date.

         "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "Base Rate Borrowing" means a borrowing of Base Rate Loans pursuant to
Section 2.01 or 2.16(h).

         "Base Rate Loan" means a Syndicated Loan which bears interest at the Base Rate (or any higher rate determined pursuant to Section 2.09(a)) pursuant to the applicable Notice of Syndicated Borrowing or Notice of Interest Rate Election or the provisions of Section 2.16(h) or Article 8.

         "Borrower" means Tenet Healthcare Corporation, a Nevada corporation, and its successors.

         "Borrower's Existing Credit Agreement" means the $1,550,000,000 Credit Agreement dated as of March 1, 1996 among the Borrower, the Lenders and Managing Agents party thereto, Bank of America National Trust and Savings Association as Documentation Agent, The Bank of New York as Syndication Agent and Morgan Guaranty Trust Company of New York as Administrative Agent, as in effect immediately before the Closing Date.

         "Borrower's Pro Rata Share" means:

                  (i) with respect to the Debt of any Included Equity Affiliate at any date, a percentage of such Debt equal to the percentage of such Equity Affiliate's net income (or net loss) to be included in determining, in accordance with GAAP, the consolidated net income of the Borrower and its Subsidiaries for periods after such date (assuming no change in any relevant ownership interests); and

                 (ii) with respect to the net income, interest expense, rental expense, income taxes, depreciation, amortization and other non-cash charges (if similar to depreciation and amortization) of any Equity Affiliate for any period of four consecutive Fiscal Quarters, a percentage thereof equal to the percentage of such Equity Affiliate's net income (or net loss) for such period included in determining, on a Pro Forma Basis, the consolidated net income of the Borrower and its Subsidiaries for such period.

         "Borrowing" means a Syndicated Borrowing, a Money Market Borrowing or a Swingline Borrowing.

         "Closing Date" means the date on which all the conditions set forth in
Section 3.01 have been satisfied (or waived in accordance with Section 9.05).

         "Co-Agents" means the Lenders designated as Co-Agents on the signature pages hereof, in their respective capacities as Co-Agents in connection with the credit facility provided hereunder.

         "Co-Arrangers" means BancAmerica Securities, Inc., BNY Capital Markets, Inc. and The Bank of Nova Scotia.

         "Combined Companies" means the Borrower and its Subsidiaries and OrNda and its Subsidiaries.

         "Commitment" means (i) with respect to any Lender listed on the Commitment Schedule, the amount set forth opposite its name on the Commitment Schedule as its Commitment or (ii) with respect to any Assignee, the amount of the transferor Lender's Commitment assigned to such Assignee pursuant to Section 9.06(c), in each case as such amount may be reduced from time to time pursuant to Section 2.12 or changed as result of an assignment pursuant to Section 9.06(c). The term "Commitment" does not include the Swingline Commitment.

         "Commitment Percentage" means, with respect to any Lender at any time, the percentage which the amount of such Lender's Commitment at such time represents of the aggregate amount of all the Lenders' Commitments at such time. At any time after the Commitments shall have terminated, the term "Commitment Percentage" shall refer to a Lender's Commitment Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to
Section 9.06(c).

         "Commitment Schedule" means the Commitment Schedule attached hereto.

         "Consolidated EBITDA" means, for any period of four consecutive Fiscal Quarters, the sum of (i) the consolidated net income of the Borrower and its Subsidiaries for such period plus (ii) to the extent deducted in determining such consolidated net income, the sum of (A) interest expense, (B) income taxes,
(C) depreciation and amortization expenses, (D) other non-cash charges (other than those non-cash charges that reflect a past expenditure of cash within such four-quarter period (such as prepaid expenses and other similar charges) or future expenditure of cash) and (E) merger-related charges, all determined on a Pro Forma Basis; PROVIDED that Consolidated EBITDA shall be calculated so as to exclude the effect of (w) any gain or loss that is classified as extraordinary in accordance with GAAP, (x) any gain or loss from any sale or other disposition of any Healthcare Facility, any Healthcare Business or any Equity Interest in any

Person and, without duplication, (y) (a) impairment and other unusual cash charges reported by the Borrower for the fourth Fiscal Quarter of 1999 in the aggregate amount of $65,000,000, (b) impairment and other unusual cash charges reported by the Borrower after August 31, 1999 with respect to physician practices in an aggregate amount (together with such charges recorded in any prior Fiscal Quarter and excluded from the calculation of Consolidated EBITDA pursuant to this clause (b)) not in excess of $200,000,000, and (c) other impairment or unusual cash charges reported by the Borrower after August 31, 1999 in an aggregate amount (together with such charges recorded in any prior Fiscal Quarter and excluded from the calculation of Consolidated EBITDA pursuant to this clause (c)) not in excess of $100,000,000 (and not in excess of $25,000,000 in any Fiscal Quarter beginning after August 31, 1999 plus the portions of such amounts, if any, not utilized in prior Fiscal Quarters beginning after August 31, 1999).

         "Consolidated Interest Expense" means, for any period of four consecutive Fiscal Quarters, the consolidated interest expense of the Borrower and its Subsidiaries for such period, determined on a Pro Forma Basis.

         "Consolidated Net Worth" means, at any time, the consolidated stockholders' equity of the Borrower and its Subsidiaries at such time.

         "Consolidated Rental Expense" means, for any period of four consecutive Fiscal Quarters, the consolidated rental expense of the Borrower and its Subsidiaries for such period, determined on a Pro Forma Basis.

         "Continuing Director" means (i) any individual who is a director of the Borrower on the date of this Agreement and (ii) any individual who becomes a director of the Borrower after the date of this Agreement and is elected or nominated for election as a director of the Borrower by a majority of the individuals who were Continuing Directors immediately before such election or nomination.

         "Credit Exposure" means, with respect to any Lender at any time, (i) the amount of its Commitment at such time or (ii) if its Commitment shall have terminated, an amount equal to the sum of the aggregate outstanding principal amount of its Loans plus its LC Exposure at such time plus any participation in Swingline Loans held by it pursuant to Section 2.16(h).

         "Date of Determination", when used with respect to determining any amount for any period of four consecutive Fiscal Quarters, means (i) the last day of such period, if such amount is being determined for purposes of Section
5.11 or (ii) the day as of which the debt ratio is being determined, if such amount is being determined for purposes of Section 5.09.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and deferred compensation payable to members of management of such Person, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP and (v) all Guarantees by such Person of obligations of other Persons of the types described in the foregoing clauses (i) through (iv), inclusive (any such Guarantee to be included in any calculation of the amount of such Person's Debt at an amount equal to the principal amount guaranteed thereby). If such Person Guarantees Debt of another Person by causing a letter of credit to be issued in support thereof, the "Debt" of such Person includes (without duplication) such Person's obligation to reimburse the issuing bank for drawings (including any future drawings) in respect of principal under such letter of credit.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

         "Environmental Laws" means any and all federal, state and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "Equity Affiliate" means, at any date, a Person in which the Borrower or a Subsidiary has an Equity Interest that would be accounted for on the equity method in the Borrower's consolidated financial statements if such statements were prepared as of such date. If such Person has any consolidated subsidiaries, the term "Equity Affiliate" shall mean such Person and its consolidated subsidiaries, and all amounts to be determined for purposes of this Agreement with respect to such Equity Affiliate shall be determined with respect to such Person and its consolidated subsidiaries on a consolidated basis. For any period prior to the Closing Date, the term "Equity Affiliate" includes any affiliate of OrNda that is an Equity Affiliate immediately after the Closing Date.

         "Equity Interest" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a partnership, any partnership interest (whether general or limited), (iii) in the case of any other business entity, any participation or other interest in the equity or profits thereof or (iv) any warrant, option or other right to acquire any Equity Interest described in the foregoing clauses (i), (ii) and (iii), other than a right to convert a debt security into, or exchange a debt security for, any such Equity Interest.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Borrower, its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Euro-Dollar Borrowing" means a borrowing pursuant to Section 2.01 of Euro-Dollar Loans having the same initial Interest Period.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or Affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

         "Euro-Dollar Loan" means a Syndicated Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Syndicated Borrowing or Notice of Interest Rate Election.

         "Euro-Dollar Margin" means 68.75 basis points (0.6875%) per annum.

         "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.09(b) or (c) on the basis of an Adjusted London Interbank Offered
Rate.

         "Euro-Dollar Reference Banks" means the principal London offices of Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association, The Bank of New York and The Bank of Nova Scotia.

         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.09(b).

         "Events of Default" has the meaning set forth in Section 6.01.

         "Evergreen Letter of Credit" means a Letter of Credit that is automatically extended unless the relevant LC Issuing Bank gives notice to the beneficiary thereof stating that such Letter of Credit will not be extended.

         "Excess Receivables Adjustment" means, at any time, an amount equal to the product of (i) Excess Days Outstanding for the Fiscal Quarter ending at, or most recently ended prior to, such time, MULTIPLIED BY (ii) Daily Net Revenue for such Fiscal Quarter; provided that in no event shall the Excess Receivables Adjustment at any time be less than zero or greater than (x) at any time prior to March 1, 2001, $500,000,000 and (y) at any time on or after March 1, 2001, $250,000,000. For purposes hereof, (i) "Excess Days Outstanding" means, for any Fiscal Quarter, the difference between (x) the quotient obtained by dividing (a) consolidated accounts receivable, less allowance for doubtful accounts, of the Borrower and its Subsidiaries at the end of such Fiscal Quarter BY (b) Daily Net Revenue for such Fiscal Quarter, MINUS (y) 85; and (ii) "Daily Net Revenue" for any Fiscal Quarter means the quotient obtained by dividing (x) consolidated net operating revenues of the Borrower and its Subsidiaries for such Fiscal Quarter BY (y) the number of calendar days occurring in such Fiscal Quarter.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Facility Fee Rate" means 31.25 basis points (0.3125%) per annum.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, PROVIDED that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

         "Financial Obligations" of any Person means at any date, without duplication:

                  (i)    Debt of such Person,

                 (ii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument or to make any payment pursuant to a Hedging Obligation,

                (iii) all Debt that is secured by a Lien on any asset of such Person but is not otherwise an obligation of such Person, PROVIDED that the amount of any Financial Obligation described in this clause (iii) shall be deemed to be equal to the lesser of the amount of the relevant Debt or the book value of the asset or assets of such Person securing such Debt, and

                 (iv) all Guarantees by such Person of Financial Obligations of other Persons of the types described in clauses (i) and (ii) of this definition.

         "Financing Documents" means this Agreement (including the Schedules and Exhibits hereto), the Notes and the Swingline Note, and "Financing Document" means any one of them.

         "Fiscal Quarter" means a fiscal quarter of the Borrower.

         "Fiscal Year" means a fiscal year of the Borrower.

         "GAAP" means at any time generally accepted accounting principles as then in effect in the United States, applied on a basis consistent (except for changes with which the Borrower's independent public accountants have concurred) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries theretofore delivered to the Lenders.

         "Group of Loans" means at any time a group of Syndicated Loans consisting of (i) all Syndicated Loans which are Base Rate Loans at such time or
(ii) all Syndicated Loans which are Euro-Dollar Loans having the same Interest Period at such time; PROVIDED that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Section 8.02 or 8.05, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other payment obligation of any other Person, including without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other payment obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other payment obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "Healthcare Business" means any going concern healthcare business or any other going concern business that is related or ancillary to one or more Healthcare Facilities or healthcare businesses.

         "Healthcare Facility" means a hospital, outpatient clinic, long-term care facility, medical office building or other comparable facility that is used or useful in providing healthcare services.

         "Hedging Obligation" means, with respect to any Person, any obligation of such Person under (i) any interest rate swap agreement, interest rate cap agreement or interest rate collar agreement, (ii) any foreign exchange contract or currency swap agreement or (iii) any other agreement or arrangement of a type designed to protect a Person against fluctuations in interest rates or currency exchange rates.

         "Included Equity Affiliate" means, at any time, an Equity Affiliate that the Borrower has theretofore designated, by written notice to the Administrative Agent and the Lenders, as an Included Equity Affiliate for purposes of this Agreement; PROVIDED that at such time the Borrower or a Subsidiary has the right to receive distributions of substantially all of the Borrower's Pro Rata Share of such Equity Affiliate's net income for future periods free of any restriction except a restriction that the Borrower or such Subsidiary may agree to after such time. The Borrower may revoke any such designation by written notice to the Administrative Agent and the Lenders at any time.

         "Indemnitee" has the meaning set forth in Section 9.03(b).

         "Interest Period" means: (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Syndicated Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; PROVIDED that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

          (2) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; PROVIDED that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date; and

         (3) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; PROVIDED that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Investment" means, with respect to any Person, any investment by such Person in any other Person (including an Affiliate) in the form of loans, capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Investment Grade Rating" means a rating of senior long-term unsecured debt securities of the Borrower without any third party credit support as (i) BBB- or higher by S&P and (ii) Baa3 or higher by Moody's.

         "LC Exposure" means, with respect to any Lender at any time, an amount equal to its Commitment Percentage of the Aggregate LC Exposure at such time.

         "LC Fee Rate" means 68.75 basis points (0.6875%) per annum.

         "LC Indemnitees" has the meaning set forth in Section 2.17(m).

         "LC Issuing Bank" has the meaning set forth in Section 2.17(a).

         "LC Office" means, with respect to any LC Issuing Bank, the office at which it books any Letter of Credit issued by it.

         "LC Payment Date" has the meaning set forth in Section 2.17(i).

         "LC Reimbursement Due Date" has the meaning set forth in Section
2.17(j).

         "LC Reimbursement Obligations" means, at any time, all obligations of the Borrower to reimburse the LC Issuing Banks for amounts paid by the LC Issuing Banks in respect of drawings under Letters of Credit, including any portion of any such obligation to which a Lender has become subrogated pursuant to Section 2.17(k).

         "Lender" means each lender listed on the Commitment Schedule, each Assignee which becomes a Lender pursuant to Section 9.06(c), and their respective successors. The term "Lender" does not include the Swingline Bank in its capacity as such.

         "Lending Parties" means the Lenders, the LC Issuing Banks, the Managing Agents, the Co-Agents, the Swingline Bank and the Agents.

         "Letter of Credit" means a letter credit issued hereunder by an LC Issuing Bank.

         "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a Syndicated Loan or a Money Market Loan and "Loans" means both of the foregoing. The term "Loan" does not include a Swingline Loan.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.09(b).

         "Managing Agents" means the Lenders designated as Managing Agents on the signature pages hereof, in their respective capacities as Managing Agents in connection with the credit facility provided hereunder.

         "Material Adverse Effect" means a material adverse effect on the business, operations, properties, financial condition or prospects of the Combined Companies, considered as a whole.

         "Material Financial Obligations" means non-contingent Financial Obligations (other than the Notes, the Swingline Note and the LC Reimbursement Obligations) of the Borrower and/or one or more Subsidiaries, arising in one or more related transactions, in an aggregate principal or face amount exceeding $35,000,000; PROVIDED that, for purposes of this definition and clause (g) of
Section 6.01, (i) contingent obligations of the Borrower or any Subsidiary to reimburse a bank or other Person for amounts not yet drawn under a letter of credit or similar instrument shall be deemed to be non-contingent (and to have been accelerated) if they are required to be prepaid or cash collateralized as a result of a default under the relevant reimbursement agreement and (ii) contingent obligations of the Borrower or any Subsidiary under any Hedging Obligation shall be deemed to be non-contingent (and to have been accelerated) if such Hedging Obligation is terminated by reason of a default by the Borrower or any Subsidiary.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $35,000,000.

         "Material Subsidiary" means any Subsidiary of the Borrower, except (i) a Subsidiary that is not actively engaged in business and has assets of less than $15,000,000 and liabilities of less than $15,000,000 or (ii) a Subsidiary that is actively engaged in business and has assets of less than $10,000,000 and liabilities of less than $10,000,000.

         "Merger Agreement" means the Agreement and Plan of Merger dated as of October 16, 1996 among the Borrower, OrNda and OHC Acquisition Co., a wholly-owned subsidiary of the Borrower, as amended as of November 22, 1996.

         "Metrocrest Reimbursement Agreement" means the Letter of Credit and Reimbursement Agreement dated as of November 1, 1994 among the Borrower, the banks party thereto, and The Bank of New York, as Issuing Bank and Agent thereunder, as amended from time to time.

         "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

         "Money Market Absolute Rate Loan" means a loan made or to be made by a Lender pursuant to an Absolute Rate Auction.

         "Money Market Borrowing" means a borrowing of Money Market Loans pursuant to a LIBOR Auction or an Absolute Rate Auction.

         "Money Market Lending Office" means, as to each Lender, its Domestic Lending Office or such other office, branch or Affiliate of such Lender as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; PROVIDED that any Lender may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Lender shall be deemed to refer to either or both of such offices, as the context may require.

         "Money Market LIBOR Loan" means a loan made or to be made by a Lender pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

         "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "Money Market Margin" has the meaning set forth in Section 2.03(d).

         "Money Market Quote" means an offer by a Lender to make a Money Market Loan in accordance with Section 2.03.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "New Public Debt" means $1,300,000,000 of senior notes and $700,000,000 of senior subordinated notes of the Borrower to be issued and sold in an underwritten public offering as described in the New Public Debt Prospectus.

         "New Public Debt Prospectus" means the prospectus covering the offering and sale of the New Public Debt, as filed with the SEC pursuant to SEC Rule 424(b) on January 27, 1997.

         "Non-Recourse Purchase Money Debt" of any Person means Debt incurred to finance additions to its property, plant and equipment (or to refinance Debt incurred for such purpose); PROVIDED that the lender or other obligee of such Debt has no recourse (except for breach of representations, warranties and/or covenants customary in asset-based financing) to assets of such Person, the Borrower or any Subsidiary other than the assets financed or refinanced by such Debt and cash flows attributable to such assets.

         "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, issued hereunder to evidence the obligation of the Borrower to repay the Loans (other than the Swingline Loans), and "Note" means any one of such promissory notes.

         "Notice of Borrowing" means a Notice of Syndicated Borrowing (as defined in Section 2.02), a Notice of Money Market Borrowing (as defined in
Section 2.03(f)) or a Notice of Swingline Borrowing (as defined in Section 2.16(b)).

         "Notice of Interest Rate Election" has the meaning set forth in Section 2.10.

         "OrNda" means OrNda HealthCorp, a Delaware corporation.

         "OrNda's Existing Credit Agreement" means the Amended and Restated Credit, Security, Guaranty and Pledge Agreement dated as of October 27, 1995 among OrNda, OrNda Hospital Corporation (formerly known as Summit Hospital Corporation), AHM Acquisition Co., Inc., the Guarantors named therein, the Lenders named therein and the Agents named therein, as amended from time to time.

         "OrNda Tender Offers" means tender offers and consent solicitations to purchase for cash any and all of OrNda's 12.25% Senior Subordinated Notes due 2002 and 11.375% Senior Subordinated Notes due 2004 as described in the New Public Debt Prospectus under the heading "Related Transactions -- The Refinancing".

         "Outstanding Committed Amount" means, with respect to any Lender at any time, the sum of (i) the outstanding principal amount of each of its Syndicated Loans, (ii) each outstanding participation in Swingline Loans (if any) held by it pursuant to Section 2.16(h) and (iii) its LC Exposure, all determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 9.06(c).

         "Parent" means, with respect to any Lender, any Person controlling such Lender.

         "Participant" has the meaning set forth in Section 9.06(b).

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "Pro Forma Basis", when used with respect to determining any amount for any period of four consecutive Fiscal Quarters, means that if, at any time after such period began and on or before the Date of Determination, the Borrower or any of its Subsidiaries acquired or disposed of (i) an Equity Interest in a Person that is (or by reason of such acquisition becomes) a Subsidiary or an Equity Affiliate or (ii) a Healthcare Facility or Healthcare Business, such amount shall be determined (to the extent practicable) as if such Equity Interest, Healthcare Facility or Healthcare Business had been acquired or disposed of at the beginning of such period (and as if the consideration therefor had been given or received and any related incurrence or repayment of Debt had occurred at such time); PROVIDED that, in the case of the Borrower's acquisition of OrNda, such amount shall be determined on the basis of the same assumptions, and after giving effect to the same transactions and events as of the same dates, as were used in preparing the pro forma financial information included in the New Public Debt Prospectus under the heading "Pro Forma Financial Information", except that the retirement of the debt subject to the OrNda Tender Offers shall be given such effect only if (and to the extent that) such debt has been acquired by the Borrower or one of its Subsidiaries, or otherwise retired, on or before the Date of Determination.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Required Lenders" means at any time Lenders having more than 50% of the aggregate amount of the Credit Exposures at such time.

         "Restricted Asset Transfer" means any sale or other transfer by the Borrower or any Subsidiary (or by OrNda or any of its Subsidiaries after November 30, 1996) of any Healthcare Facility, any Healthcare Business or any Equity Interest in any Person (including, without limitation, any such transfer accomplished by means of a merger or consolidation), except:

                  (i) a sale or other transfer to the Borrower or a Subsidiary;

                 (ii) a transfer accomplished by means of a merger or consolidation of the Borrower permitted by Section 5.06(a);

                (iii) a sale or other transfer of assets that were held for sale as of November 30, 1996;

                 (iv) any issuance or sale by the Borrower of Equity Interests in the Borrower;

                  (v) any sale or other transfer of Equity Interests in Vencor, Inc., pursuant to the provisions of the Borrower's 6% Exchangeable Subordinated Notes due 2005 or otherwise;

                  (vi) a sale or other transfer of Equity Interests in any Person that is neither a Subsidiary nor an Equity Affiliate;

                 (vii) any sale or other transfer of assets to an Equity Affiliate; and

                (viii) any sale of assets identified in Schedule 5.06 hereto, PROVIDED that such sale occurs not later than March 31, 2000.

         "S&P" means Standard & Poor's Ratings Services.

         "SEC" means the United States Securities and Exchange Commission.

         "Senior Officer of the Borrower" means an Executive Vice President, a Senior Vice President or the Treasurer of the Borrower.

         "Subsidiary" means, as to any Person at any date, any corporation or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

         "Swingline Availability Period" means the period from and including the Closing Date to but excluding the Swingline Maturity Date.

         "Swingline Bank" means Morgan Guaranty Trust Company of New York, in its capacity as the Swingline Bank under the swingline facility described in
Section 2.16, and its successors in such capacity.

         "Swingline Borrowing" means a borrowing of a Swingline Loan pursuant to
Section 2.16(a).

         "Swingline Commitment" means the obligation of the Swingline Bank to make Swingline Loans to the Borrower in aggregate principal amount at any one time outstanding not to exceed $10,000,000.

         "Swingline Loan" means a loan made by the Swingline Bank pursuant to
Section 2.16(a).

         "Swingline Maturity Date" means the day that is 30 days before the Termination Date.

         "Swingline Note" has the meaning set forth in Section 2.16(d).

         "Syndicated Borrowing" means a Base Rate Borrowing pursuant to Section
2.01 or Section 2.16(h) or a Euro-Dollar Borrowing pursuant to Section 2.01.

         "Syndicated Loan" means a loan made pursuant to Section 2.01 or Section 2.16(h); PROVIDED that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Syndicated Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "Termination Date" means January 31, 2002 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time; PROVIDED that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change in GAAP on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP as in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Lenders.

                                    ARTICLE 2
                                   THE CREDITS


         SECTION 2.01. SYNDICATED BORROWINGS. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time during the Availability Period; PROVIDED that, immediately after each such loan is made, such Lender's Outstanding Committed Amount shall not exceed its Commitment. Each borrowing under this Section shall be a Syndicated Borrowing made from the several Lenders ratably in proportion to their respective Commitments. Each such Syndicated Borrowing shall be in an aggregate amount of $10,000,000 or any larger multiple of $1,000,000; PROVIDED that (i) any such Syndicated Borrowing may be in the aggregate amount of the unused Commitments and (ii) if such Syndicated Borrowing is made on the Swingline Maturity Date, such Syndicated Borrowing may be in the aggregate amount of the Swingline Loans outstanding on such date. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.07, prepay Syndicated Loans and reborrow at any time during the Availability Period under this Section.

         SECTION 2.02. NOTICE OF SYNDICATED BORROWING. The Borrower shall give the Administrative Agent notice (a "Notice of Syndicated Borrowing") not later than (x) 11:00 A.M. (New York City time) on the date of each Base Rate Borrowing and (y) 1:00 P.M. (New York City time) on the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                  (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                 (ii)    the aggregate amount of such Borrowing,

                (iii) whether such Borrowing is to be a Base Rate Borrowing or a Euro-Dollar Borrowing, and

                 (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto.

Each Interest Period specified in a Notice of Syndicated Borrowing shall comply with the provisions of the definition of Interest Period.

         SECTION 2.03. MONEY MARKET BORROWINGS.

         (a) THE MONEY MARKET OPTION. At any time during the Availability Period, the Borrower may, as set forth in this Section, request the Lenders to make offers to make Money Market Loans to the Borrower; PROVIDED that, immediately after any such Money Market Loans are made and any Loans to be repaid substantially concurrently therewith are repaid:

                  (i) if the Borrower has an Investment Grade Rating, the aggregate outstanding principal amount of the Money Market Loans shall be limited only by Section 3.03(c);

                 (ii) if the Borrower does not have an Investment Grade Rating, but its senior long-term unsecured debt securities without any third-party credit support are rated BB+ or higher by S&P and Ba1 or higher by Moody's, the aggregate outstanding principal amount of the Money Market Loans shall not exceed the lesser of (x) the amount permitted by Section 3.03(c) or (y) $500,000,000;

                (iii) if the Borrower's senior long-term unsecured debt securities without any third-party credit support are not rated BB+ or higher by S&P and Ba1 or higher by Moody's, but are rated BB or higher by S&P and Ba2 or higher by Moody's, the aggregate outstanding principal amount of the Money Market Loans shall not exceed the lesser of (x) the amount permitted by Section 3.03(c) or (y) $250,000,000; and

                 (iv) if the Borrower's senior long-term unsecured debt securities without any third-party credit support are not rated BB or higher by S&P and Ba2 or higher by Moody's, the Borrower may not request or accept any offers to make Money Market Loans.

The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

          (b) MONEY MARKET QUOTE REQUEST. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 1:00 P.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                  (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                 (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000;


                (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                 (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

         (c) INVITATION FOR MONEY MARKET QUOTES. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Lenders by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Lender to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

         (d) SUBMISSION AND CONTENTS OF MONEY MARKET QUOTES. (i) Each Lender may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 10:00 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); PROVIDED that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Lenders, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Lenders, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any

Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                 (ii) Each Money Market Quote shall be substantially in the form of Exhibit D hereto and shall in any case specify:

                    (A)  the proposed date of Borrowing,

                    (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount
                         (w) may be greater than or less than the Commitment of the quoting Lender, (x) must be $10,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Lender may be accepted,

                    (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                    (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                    (E)  the identity of the quoting Lender.

A Money Market Quote may set forth up to five separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

        (iii)   Any Money Market Quote shall be disregarded if it:

                    (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

                    (B)  contains qualifying, conditional or similar language;

                    (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                    (D)  arrives after the time set forth in subsection (d)(i).

         (e) NOTICE TO BORROWER. The Administrative Agent shall promptly notify the Borrower of the terms of (x) any Money Market Quote submitted by a Lender that is in accordance with subsection (d) and (y) any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Lender with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

         (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than (x) 1:00 P.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 11:00 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. Subject to the applicable limitation in subsection (a) of this Section, the Borrower may accept any Money Market Quote in whole or in part; PROVIDED that:

                  (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

                 (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

                (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

                 (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

         (g) ALLOCATION BY ADMINISTRATIVE AGENT. If offers are made by two or more Lenders with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

         SECTION 2.04. NOTICE TO LENDERS; FUNDING OF LOANS. (a) Upon receipt of a Notice of Syndicated Borrowing or a Notice of Money Market Borrowing, the Administrative Agent shall promptly notify each Lender participating in such Borrowing of the contents of such Notice of Borrowing and such Lender's share of such Borrowing. Such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (b) Not later than 1:00 P.M. (New York City time) on the date of each such Borrowing, each Lender participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent shall
(i) apply the funds so received from the Lenders to repay all Swingline Loans (if any) then outstanding, together with interest accrued thereon, and (ii) make the remainder of such funds available to the Borrower at the Administrative Agent's aforesaid address.

         (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any such Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable to such Borrowing pursuant to Section 2.09 and
(ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement. If the Borrower shall repay such corresponding amount, such repayment shall not affect any rights the Borrower may have against any defaulting Lender.

         SECTION 2.05. NOTES. (a) The Borrower's obligation to repay the Loans of each Lender shall be evidenced by a single Note payable to the order of such Lender for the account of its Applicable Lending Office.

         (b) Each Lender may, by notice to the Borrower and the Administrative Agent, request that its Base Rate Loans, its Euro-Dollar Loans or its Money Market Loans be evidenced by a separate Note. Each such Note shall be substantially in the form of Exhibit A hereto, with appropriate modifications to reflect the fact that it evidences solely the relevant type of Loans. Each reference in this Agreement to a "Note" or the "Notes" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (c) Upon receipt of each Lender's Note pursuant to Section 3.01(b), the Administrative Agent shall forward such Note to such Lender. Each Lender shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan evidenced thereby then outstanding; PROVIDED that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower under this Agreement or the Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         SECTION 2.06. MATURITY OF LOANS. (a) Each Syndicated Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

         (b) Each Money Market Loan shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable thereto.

         SECTION 2.07. OPTIONAL PREPAYMENTS OF SYNDICATED LOANS. The Borrower may at its option, by Notice of Syndicated Prepayment given in accordance with
Section 2.08, prepay any Group of Loans (subject, in the case of a Group of Euro-

Dollar Loans, to Section 2.14), in each case in whole at any time, or from time to time in part in amounts aggregating at least $10,000,000, by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group of Loans.

         SECTION 2.08. NOTICE OF SYNDICATED PREPAYMENT. (a) The Borrower shall give the Administrative Agent notice (a "Notice of Syndicated Prepayment") not later than (x) 11:00 A.M. (New York City time) on the date of each prepayment of Base Rate Loans and (y) 1:00 P.M. (New York City time) on the third Euro-Dollar Business Day before each prepayment of Euro-Dollar Loans, specifying:

                  (i) the date of such prepayment, which shall be a Domestic Business Day in the case of a prepayment of Base Rate Loans or a Euro-Dollar Business Day in the case of a prepayment of Euro-Dollar Loans,

                 (ii) the aggregate amount of such prepayment, and

                (iii) the Group or Groups of Loans to which such prepayment is to be applied.

If the Borrower fails to specify the Group or Groups of Loans to which any such prepayment is to be applied, such Group or Groups of Loans shall be selected by the Administrative Agent. Each repayment or prepayment of Syndicated Loans shall be applied ratably to the Loans included in the Group or Groups of Loans selected by the Borrower or the Administrative Agent, as the case may be.

          (b) Upon receipt of a Notice of Syndicated Prepayment, the Administrative Agent shall promptly notify each relevant Lender of the contents thereof and of such Lender's ratable share of such prepayment and such Notice of Syndicated Prepayment shall not thereafter be revocable by the Borrower.

         SECTION 2.09. INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made to but excluding the date it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable in arrears on the last Domestic Business Day of each Fiscal Quarter and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date such amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

         The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

          (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day) and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan at the date such payment was due.

          (d) Each Euro-Dollar Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated hereby. If any Euro-Dollar Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Euro-Dollar Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

          (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.09(b) as if the related Money Market LIBOR Borrowing were a Syndicated Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Lender making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Lender making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

         SECTION 2.10. METHOD OF ELECTING INTEREST RATES. (a) The Loans included in each Syndicated Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Syndicated Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8), as follows:

                  (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

                 (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; PROVIDED that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $10,000,000 or any larger multiple of $1,000,000.

          (b)   Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                 (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                (iii) if the Loans comprising such Group are to be converted to Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

                 (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

          (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Euro-Dollar Loans, such Loans shall be converted to Base Rate Loans on the last day of the then current Interest Period applicable thereto.

         SECTION 2.11. FEES. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in proportion to their Credit Exposures, a facility fee calculated for each day at the Facility Fee Rate on the aggregate amount of the Credit Exposures on such day. Such facility fee shall accrue from and including the Closing Date to but excluding the date on which the Credit Exposures are reduced to zero and shall be payable quarterly on each March 31,

June 30, September 30 and December 31 and on the date on which the Credit Exposures are reduced to zero.

         SECTION 2.12. TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if there are no Syndicated Loans, Swingline Loans or LC Exposures outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any multiple of $1,000,000 in excess thereof, the aggregate amount of the Commitments in excess of the sum of the aggregate outstanding principal amount of all Syndicated Loans and Swingline Loans and the Aggregate LC Exposure at such time. Unless previously terminated, the Commitments shall terminate at the close of business on the Termination Date.

         SECTION 2.13. GENERAL PROVISIONS AS TO PAYMENTS. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and LC Reimbursement Obligations, and of fees hereunder (other than fees payable directly to the LC Issuing Banks), not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section
9.01. The Administrative Agent will promptly distribute to each Lender its ratable share (if any) of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, Base Rate Loans, Swingline Loans or LC Reimbursement Obligations or any payment of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the

Administrative Agent forthwith on demand the amount so distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 2.14. FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.09(c), or the Borrower fails to borrow or prepay or convert any Euro-Dollar Loans after notice has been given to any Lender in accordance with Section 2.04(a) or 2.10(c), the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay or convert, PROVIDED that such Lender shall have delivered to the Borrower a certificate setting forth in reasonable detail the amount of such loss or expense and the method of calculation thereof, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.15. COMPUTATION OF INTEREST AND FEES. (a) Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and each Facility Fee Rate and LC Fee Rate applicable hereunder. The Administrative Agent shall give prompt notice to the Borrower and the relevant Lenders of each interest rate, Facility Fee Rate and LC Fee Rate so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         SECTION 2.16. SWINGLINE LOANS. (a) SWINGLINE COMMITMENT. The Swingline Bank agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time during the Swingline Availability Period; PROVIDED that, immediately after each such loan is made, the aggregate outstanding principal amount of such loans shall not exceed the Swingline Commitment. Each loan under this Section shall be in a principal amount of at least $1,000,000 and shall bear interest for each day at the Base Rate for such day. Within the foregoing limits, the Borrower may borrow under this

Section, repay Swingline Loans and reborrow at any time during the Swingline Availability Period under this Section.

          (b) NOTICE OF SWINGLINE BORROWING. The Borrower shall give the Swingline Bank notice (a "Notice of Swingline Borrowing") not later than 2:00 P.M. (New York City time) on the date of each Swingline Borrowing, specifying
(i) the date of such Borrowing, which shall be a Domestic Business Day, and (ii) the amount of such Borrowing.

          (c) FUNDING OF SWINGLINE LOANS. Not later than 3:00 P.M. (New York City time) on the date of each Swingline Borrowing, the Swingline Bank shall, unless the Swingline Bank determines that any applicable condition specified in
Article 3 has not been satisfied, make available the amount of such Swingline Borrowing, in Federal or other funds immediately available in New York City, to the Borrower at the Swingline Bank's address referred to in Section 9.01.

          (d) SWINGLINE NOTE. The Borrower's obligation to repay the Swingline Loans shall be evidenced by a single Note substantially in form of Exhibit E hereto (the "Swingline Note").

          (e) OPTIONAL PREPAYMENT OF SWINGLINE LOANS. The Borrower may prepay the Swingline Loans in whole at any time, or from time to time in part in a principal amount of at least $1,000,000, by giving notice of such prepayment to the Swingline Bank not later than 12:00 Noon (New York City time) on the date of prepayment and paying the principal amount to be prepaid, together with interest accrued thereon to the date of prepayment, to the Swingline Bank at its address referred to in Section 9.01, in Federal or other funds immediately available in New York City, not later than 3:00 P.M. (New York City time) on the date of prepayment.

          (f) MANDATORY PREPAYMENT OF SWINGLINE LOANS. On the date of each Borrowing pursuant to Section 2.01 or 2.03, the Borrower shall prepay all Swingline Loans then outstanding, together with interest accrued thereon to the date of prepayment.

          (g) MATURITY OF SWINGLINE LOANS. All Swingline Loans outstanding on the Swingline Maturity Date shall be due and payable on such date, together with interest accrued thereon to such date.

          (h) REFUNDING UNPAID SWINGLINE LOANS. If (i) the Swingline Loans are not paid in full on the Swingline Maturity Date or (ii) the Swingline Loans become immediately due and payable pursuant to Section 6.01, the Swingline Bank (or the Administrative Agent on its behalf) may, by notice to the Lenders (including the Swingline Bank, in its capacity as a Lender), require each Lender to pay to the Swingline Bank an amount equal to such Lender's Commitment

Percentage of the aggregate unpaid principal amount of the Swingline Loans then outstanding. Such notice shall specify the date on which such payments are to be made, which shall be the first Domestic Business Day after such notice is given. Not later than 12:00 Noon (New York City time) on the date so specified, each Lender shall pay the amount so notified to it to the Swingline Bank at its address referred to in Section 9.01, in Federal or other funds immediately available in New York City. The amount so paid by each Lender shall constitute a Base Rate Loan to the Borrower; PROVIDED that, if the Lenders are prevented from making such Base Rate Loans to the Borrower by the provisions of the United States Bankruptcy Code or otherwise, the amount so paid by each Lender shall constitute a purchase by it of a participation in the unpaid principal amount of the Swingline Loans (and interest accruing thereon after the date of such payment). Each Lender's obligation to make such payment to the Swingline Bank under this subsection (h) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swingline Bank or the Borrower, (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person, (iv) any breach of this Agreement by the Borrower or any other party hereto or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that no Lender shall be obligated to make any payment to the Swingline Bank under this subsection (h) with respect to a Swingline Loan made by the Swingline Bank at a time when it knew that a Default had occurred and was continuing.

          (i) TERMINATION OF SWINGLINE COMMITMENT. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, terminate the Swingline Commitment at any time, if no Swingline Loans are outstanding at such time. Unless previously terminated, the Swingline Commitment shall terminate at the close of business on the Swingline Maturity Date.

         SECTION 2.17. LETTERS OF CREDIT. (a) LC ISSUING BANKS. The Borrower may, at any time, request any Lender to issue one or more letters of credit hereunder. Any Lender may, but shall not be obligated to, agree to issue such letters of credit. If any Lender so agrees, it shall send notice to the Administrative Agent confirming its agreement, whereupon such Lender shall become an "LC Issuing Bank" for the purposes hereof.

          (b) ISSUANCE. Each LC Issuing Bank agrees, on the terms and conditions set forth in this Agreement, to issue at the request of the Borrower the Letters of Credit that such LC Issuing Bank has agreed with the Borrower to issue; PROVIDED that (i) no Letter of Credit shall be issued after the date that is thirty days before the Termination Date and (ii) immediately after each such Letter of Credit is issued and participations therein are sold to the Lenders as provided in this subsection:

                  (A) the Aggregate LC Exposure shall not exceed $250,000,000 and

                  (B) in the case of each Lender, its Outstanding Committed Amount shall not exceed its Commitment.

Whenever an LC Issuing Bank issues a Letter of Credit hereunder, such LC Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender (including such LC Issuing Bank in its capacity as a Lender), and each Lender shall be deemed, without further action by any party hereto, to have purchased from such LC Issuing Bank, a participation in such Letter of Credit, on the terms specified in this Section, equal to such Lender's Commitment Percentage thereof.

          (c) NOTICE OF PROPOSED ISSUANCE. With respect to each Letter of Credit, the Borrower shall give the relevant LC Issuing Bank and the Administrative Agent at least three Domestic Business Days' prior notice (i) specifying the date such Letter of Credit is to be issued and (ii) describing the proposed terms of such Letter of Credit and the nature of the transactions to be supported thereby. Promptly after it receives such notice, the Administrative Agent shall notify each Lender of the contents thereof.

          (d) CONDITIONS TO ISSUANCE. No LC Issuing Bank shall issue any Letter of Credit unless:

                  (i) such Letter of Credit shall be satisfactory in form and substance to such LC Issuing Bank,

                 (ii) the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as such LC Issuing Bank shall have reasonably requested,

                (iii) such LC Issuing Bank shall have confirmed with the Administrative Agent on the date of such issuance that the limitations specified in clauses (A) and (B) of subsection (b)(ii) of this Section will not be exceeded immediately after such Letter of Credit is issued and

                 (iv) such LC Issuing Bank shall not have been notified in writing by the Borrower, the Administrative Agent or the Required Lenders that any condition specified in clause (c), (d) or (e) of
         Section 3.03 is not satisfied at the time such Letter of Credit is to be issued.

         (e) NOTICE OF ACTUAL ISSUANCE. Promptly after it issues any Letter of Credit, the relevant LC Issuing Bank shall notify the Administrative Agent of the date, face amount, beneficiary or beneficiaries and expiry date of such Letter of Credit. Promptly after it receives such notice, the Administrative Agent shall notify each Lender of the contents thereof and the amount of such Lender's participation in such Letter of Credit. Promptly after it issues any Letter of Credit, the relevant LC Issuing Bank shall send a copy of such Letter of Credit to the Administrative Agent.

         (f) EXPIRY DATES. No Letter of Credit shall have an expiry date later than the fifth Domestic Business Day before the Termination Date. Subject to the preceding sentence, each Letter of Credit, when issued hereunder, shall expire on or before the first anniversary of the date of such issuance; PROVIDED that the expiry date of any Letter of Credit may be extended from time to time (i) at the Borrower's request or (ii) in the case of an Evergreen Letter of Credit, automatically, in each case so long as such extension is for a period not exceeding one year and is granted (or the last day on which notice can be given to prevent such extension occurs) no earlier than three months before the then existing expiry date thereof.

         (g) NOTICE OF PROPOSED EXTENSIONS OF EXPIRY DATES. The relevant LC Issuing Bank shall give the Administrative Agent at least three Domestic Business Days' notice before such LC Issuing Bank extends (or allows an automatic extension of) the expiry date of any Letter of Credit issued by it. Such notice shall identify such Letter of Credit, the date on which it is to be extended (or the last day on which notice can be given to prevent such extension) and the date to which it is to be extended. Promptly after it receives such notice, the Administrative Agent shall notify each Lender of the contents thereof. No LC Issuing Bank shall extend (or allow the extension of) the expiry date of any Letter of Credit if:

                  (i) such extension does not comply with subsection (f) of this Section or

                 (ii) such LC Issuing Bank shall have been notified by the Administrative Agent or the Required Lenders that any condition specified in clause (c), (d) or (e) of Section 3.03 is not satisfied at the time of such proposed extension.

If any Letter of Credit is not extended after notice of a proposed extension thereof has been given to the Lenders, the relevant LC Issuing Bank shall promptly notify the Administrative Agent of such failure to extend. Promptly after it receives such notice, the Administrative Agent shall notify each Lender thereof.

          (h) FEES. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in proportion to their Commitment Percentages, a letter of credit fee for each day at the LC Fee Rate for such day on the aggregate amount available for drawing (whether or not conditions for drawing have been satisfied) under all Letters of Credit outstanding at the close of business on such day. Such letter of credit fee shall be payable with respect to each Letter of Credit in arrears on the last Domestic Business Day of each calendar quarter and on the Termination Date. The Borrower shall pay to each LC Issuing Bank fronting fees and other charges in the amounts and at the times agreed between the Borrower and such LC Issuing Bank. The LC Issuing Banks shall furnish to the Administrative Agent upon request such information as the Administrative Agent shall require in order to calculate the amount of any fee payable for the account of Lenders under this subsection (h).

          (i) DRAWINGS. If an LC Issuing Bank receives a demand for payment under any Letter of Credit issued by it and determines that such demand should be honored, such LC Issuing Bank shall (i) promptly notify the Borrower and the Administrative Agent as to the amount to be paid by such LC Issuing Bank as a result of such demand and the date of such payment (an "LC Payment Date") and
(ii) make such payment in accordance with the terms of such Letter of Credit.

          (j) REIMBURSEMENT BY THE BORROWER. (A) If any amount is drawn under any Letter of Credit, the Borrower irrevocably and unconditionally agrees to reimburse the relevant LC Issuing Bank for such amount, together with any and all reasonable charges and expenses which such LC Issuing Bank may pay or incur relative to such drawing. Such reimbursement shall be due and payable on the relevant LC Payment Date or the date on which such LC Issuing Bank notifies the Borrower of such drawing, whichever is later; PROVIDED that, if such notice is given after 10:00 A.M. (New York City time) on the later of such dates, such reimbursement shall be due and payable on the next following Domestic Business Day (the date on which it is due and payable being an "LC Reimbursement Due Date").

               (B) In addition, the Borrower agrees to pay, on the applicable LC Reimbursement Due Date, interest on each amount drawn under a Letter of Credit, for each day from and including the date such amount is drawn to but excluding such LC Reimbursement Due Date, at the Base Rate for such day. The Borrower also agrees to pay, on demand, interest on any overdue amount (including any overdue interest) payable under this subsection (j), for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

               (C) Each payment by the Borrower pursuant to this subsection (j) shall be made to the relevant LC Issuing Bank in Federal or other funds immediately available to it at its address referred to in
          Section 9.01.

          (k) PAYMENTS BY LENDERS. (A) If the Borrower fails to pay any LC Reimbursement Obligation in full when due, the relevant LC Issuing Bank may notify the Administrative Agent of the unreimbursed amount and request that the Lenders reimburse such LC Issuing Bank for their respective Commitment Percentages thereof. Promptly after it receives any such notice, the Administrative Agent shall notify each Lender of the unreimbursed amount and such Lender's Commitment Percentage thereof. Upon receiving such notice from the Administrative Agent, each Lender shall make available to such LC Issuing Bank, at its address referred to in Section 9.01, an amount equal to such Lender's Commitment Percentage of such unreimbursed amount, in Federal or other funds immediately available to such LC Issuing Bank, by 3:00 P.M. (New York City time) (i) on the date such Lender receives such notice if it is received at or before 12:00 Noon (New York City time) on such day or (ii) on the next Domestic Business Day if such notice is received after 12:00 Noon (New York City time) on the date of receipt, in each case together with interest on such amount for each day from and including the relevant LC Payment Date to but excluding the day such payment is due from such Lender at the Federal Funds Rate for such day. Upon payment in full thereof, such Lender shall be subrogated to the rights of such LC Issuing Bank against the Borrower to the extent of such Lender's Commitment Percentage of the related LC Reimbursement Obligation (including interest accrued thereon).

               (B) If any Lender fails to pay when due any amount to be paid by it pursuant to clause (A) of this subsection, interest shall accrue on such Lender's obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Lender makes such payment, at a rate per annum equal to (x) for each day from the day such payment is due to the third succeeding Domestic Business Day, inclusive, the Federal Funds Rate for such day and (y) for each day thereafter the sum of 2% plus the Base Rate for such day.

               (C) If the Borrower shall reimburse any LC Issuing Bank for any drawing with respect to which any Lender shall have made funds available to such LC Issuing Bank in accordance with clause (A) of this subsection, such LC Issuing Bank shall promptly upon receipt of such reimbursement distribute to such Lender its Commitment Percentage thereof, including interest, to the extent received by such LC Issuing Bank.

         (l) EXCULPATORY PROVISIONS. The Borrower's obligations under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any LC Issuing Bank, any Lender, any beneficiary of any Letter of Credit or any other Person. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to the use of such Letter of Credit by such beneficiary. None of the LC Issuing Banks (in the absence of its own gross negligence or willful misconduct), the Lenders and their respective officers, directors, employees and agents shall be responsible for, and the obligations of each Lender to make payments to each LC Issuing Bank and of the Borrower to reimburse each LC Issuing Bank for drawings pursuant to this Section (other than obligations resulting solely from the gross negligence or willful misconduct of the relevant LC Issuing Bank) shall not be excused or affected by, among other things, (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by any LC Issuing Bank against presentation of documents to it which do not comply with the terms of the relevant Letter of Credit or (iv) any dispute between or among the Borrower, any beneficiary of any Letter of Credit or any other Person or any claims or defenses whatsoever of the Borrower or any other Person against any beneficiary of any Letter of Credit. No LC Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by any LC Issuing Bank or any Lender in connection with any Letter of Credit and the related drafts and documents, if done without willful misconduct or gross negligence, shall be binding upon the Borrower and shall not place any LC Issuing Bank or any Bank under any liability to the Borrower.

         (m) INDEMNIFICATION BY BORROWER. The Borrower agrees to indemnify and hold harmless each Lender, each LC Issuing Bank and the Administrative Agent (collectively, the "LC Indemnitees") from and against any and all claims, damages, losses, liabilities, reasonable costs and reasonable expenses (including, without limitation, the reasonable fees and disbursements of counsel) which such LC Indemnitee may incur (or which may be claimed against such LC Indemnitee by any Person whatsoever) by reason of or in connection with any execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit; PROVIDED that the Borrower shall not be required to indemnify any LC Issuing Bank for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) its own willful misconduct or gross negligence or (ii) its failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection is intended to limit the obligations of the Borrower under any other provision of this Section.

         (n) INDEMNIFICATION BY LENDERS. The Lenders shall, ratably in proportion to their Commitment Percentages, indemnify each LC Issuing Bank, (to the extent not reimbursed by the Borrower) against any claims, damages, losses, liabilities, reasonable costs and reasonable expenses (including, without limitation, reasonable fees and disbursements of counsel) that any such indemnitee may suffer or incur in connection with this Section or any action taken or omitted by such indemnitee under this Section; PROVIDED that the Lenders shall not be required to indemnify any LC Issuing Bank for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) its own gross negligence or willful misconduct,
(ii) its failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and condition of such Letter of Credit, (iii) its liabilities under any Letter of Credit issued by it in contravention of clause (iii) (to the extent that the limitations referred to therein were in fact exceeded) or clause (iv) of subsection (d) of this Section or (iv) its liabilities under any Letter of Credit extended (or allowed to be automatically extended) by it in contravention of clause (i) or (ii) of subsection (g) of this Section.

         (o) LIABILITY FOR DAMAGES. Nothing in this Section shall preclude the Borrower or any Lender from asserting against any LC Issuing Bank any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (A) the willful misconduct or gross negligence of such LC Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms thereof or (B) such LC Issuing Bank's failure to pay under any such Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions thereof.

         (p) DUAL CAPACITIES. In its capacity as a Lender, each LC Issuing Bank shall have the same rights and obligations under this Section as any other Lender.
                                    ARTICLE 3
                                   CONDITIONS

         SECTION 3.01. CLOSING. This Agreement shall become effective when all the following conditions have been satisfied (or waived in accordance with Section 9.05):

                  (a) the Administrative Agent shall have received (i) counterparts hereof signed by the Borrower, the Lenders listed on the Commitment Schedule, the Swingline Bank and the Agents or (ii) in the case of any such party as to which an executed counterpart shall not have been received, telex, facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that a counterpart hereof has been executed by such party;

                  (b) the Administrative Agent shall have received (i) a duly executed Note, dated on or before the Closing Date and complying with the provisions of Section 2.05, for each Lender and (ii) a duly executed Swingline Note, dated on or before the Closing Date, for the Swingline Bank;

                  (c) the Administrative Agent shall have received evidence satisfactory to it that the Borrower and OrNda will comply with the provisions of Section 3.02 on the Closing Date and that they have received all consents (if any) required to enable them to do so from the lenders under the Borrower's Existing Credit Agreement and OrNda's Existing Credit Agreement that are not parties to this Agreement;

                  (d) the Administrative Agent shall have received evidence satisfactory to it that (i) all security interests created pursuant to OrNda's Existing Credit Agreement will be released on the Closing Date,
         (ii) termination statements will be delivered for filing under the Uniform Commercial Code as required to evidence the termination of such security interests and (iii) all stock certificates and other instruments pledged under OrNda's Existing Credit Agreement will be returned to OrNda;

                  (e) the Administrative Agent shall have received evidence satisfactory to it that the Acquisition has been consummated substantially on the terms set forth in the Merger Agreement and all conditions to the consummation of the Acquisition, as set forth in the Merger Agreement, have been fulfilled in all material respects;

                  (f) the Administrative Agent shall have received evidence satisfactory to it that the consideration paid or to be paid by the Borrower and its Subsidiaries as a result of the Acquisition to the former holders of common stock of OrNda and options to purchase such common stock will consist only of shares of common stock of the Borrower and cash to purchase fractional shares;

                  (g) the Administrative Agent shall have received evidence satisfactory to it that the Borrower will receive, on or within five Domestic Business Days after the Closing Date, the net cash proceeds of the issuance and sale of the New Public Debt;

                  (h) the Administrative Agent shall have received a certificate, substantially in the form of Exhibit F hereto, dated the Closing Date and signed by a Senior Officer of the Borrower;

                  (i) the Administrative Agent shall have received a certificate of a Senior Officer of the Borrower certifying that, if this Agreement had been in effect on November 30, 1996, and the transactions and events reflected in the "Pro Forma Financial Information" included in the New Public Debt Prospectus (other than the consummation of the OrNda Tender Offers) had occurred on the dates assumed in the preparation thereof, (i) the Borrower would have been in compliance with the requirements of Sections 5.09 to 5.11, inclusive, at the end of such Fiscal Quarter and (ii) no Default would have occurred and been continuing at such time. Such certificate shall set forth in reasonable detail the calculations required to establish the correctness of clause
         (i);

                  (j) the Administrative Agent shall have received an opinion of Gibson, Dunn & Crutcher LLP, special counsel for the Borrower, substantially in the form of Exhibit G hereto, dated the Closing Date and covering such other matters incident to the transactions contemplated by this Agreement as any Agent shall reasonably request;

                  (k) the Administrative Agent shall have received an opinion of the Borrower's General Counsel, dated the Closing Date, substantially in the form of Exhibit H hereto and covering such other matters incident to the transactions contemplated by this Agreement as any Agent shall reasonably request;

                  (l) the Administrative Agent shall have received an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, dated the Closing Date, substantially in the form of Exhibit I hereto and covering such other matters incident to the transactions contemplated by this Agreement as any Agent shall reasonably request;

                  (m) the Administrative Agent shall have received a copy of the opinion of counsel for the Borrower delivered pursuant to Section 8.2 of the Merger Agreement and a letter from such counsel to the effect that the Agents and the Lenders are entitled to rely on such opinion as if it were addressed to them;

                  (n) the Administrative Agent shall have received a copy of the opinion of counsel for OrNda delivered pursuant to Section 8.3 of the Merger Agreement and a letter from such counsel to the effect that the Agents and the Lenders are entitled to rely on such opinion as if it were addressed to them;

                  (o) the Administrative Agent shall have received a certificate of the Secretary of the Borrower, dated the Closing Date, as to the restated articles of incorporation and restated bylaws of the Borrower, no amendments thereto, the adoption by the Borrower's board of directors of the resolutions referred to in clause (p) below and the incumbency of each officer of the Borrower who executed or will execute any Financing Document or any other document to be delivered pursuant to this Agreement on the Closing Date;

                  (p) the Administrative Agent shall have received a copy of resolutions (in form and substance satisfactory to the Agents) of the Borrower's board of directors authorizing the execution, delivery and performance of the Financing Documents, certified by the Secretary of the Borrower to be in full force and effect without modification on the Closing Date;

                  (q) the Borrower shall have paid or made arrangements satisfactory to the Administrative Agent for paying all expenses payable by the Borrower on or before the Closing Date pursuant to
         Section 9.03(a);

                  (r) the Borrower shall have paid to the Administrative Agent for the account of each Lender a fee calculated in accordance with the memorandum dated December 24, 1996 to Prospective Tenet Healthcare Corporation Lenders from the Arranger and the Co-Arrangers;

                  (s) the Metrocrest Reimbursement Agreement shall have been amended so that references therein to the covenants and events of default in the Borrower's Existing Credit Agreement refer instead to the covenants and events of default in this Agreement; and

                  (t) the Administrative Agent shall have received all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Financing Documents and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent.

When this Agreement becomes effective, the Administrative Agent shall promptly notify the Borrower and the Lenders that it is effective, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.02. TERMINATION OF EXISTING COMMITMENTS. (a) The Borrower agrees that on the Closing Date it will (i) prepay all loans outstanding under the Borrower's Existing Credit Agreement, (ii) terminate the commitments of the lenders thereunder immediately after such prepayment and (iii) pay all interest and facility fees accrued thereunder to but excluding the Closing Date. The Lenders that are parties to the Borrower's Existing Credit Agreement waive the provisions thereof to the extent (and only to the extent) that such provisions would otherwise require the Borrower to give prior notice of such prepayment and termination of commitments thereunder. Notwithstanding such termination, the Borrower shall remain obligated on and after the Closing Date to compensate the lenders under Section 2.12 of the Borrower's Existing Credit Agreement for any funding losses incurred by reason of such prepayment and under Sections 8.3, 8.4 and 9.3 thereof for any amounts payable to them thereunder.

          (b) The Borrower agrees that on the Closing Date it will cause OrNda to (i) prepay all loans outstanding under OrNda's Existing Credit Agreement,
(ii) terminate the commitments of the lenders thereunder immediately after such prepayment and (iii) pay all interest and commitment fees accrued thereunder to but excluding the Closing Date. The Lenders that are parties to OrNda's Existing Credit Agreement (including The Bank of Nova Scotia in its capacity as Administrative Agent thereunder) (x) waive the provisions thereof to the extent (and only to the extent) that such provisions would otherwise require OrNda to give prior notice of such prepayment and termination of commitments thereunder and (y) consent to the termination on the Closing Date of all participations in letters of credit sold to such Lenders pursuant to OrNda's Existing Credit Agreement. Notwithstanding such termination, OrNda shall remain obligated on and after the Closing Date to compensate such lenders under Section 2.5.2 of OrNda's Existing Credit Agreement for any funding losses incurred by reason of such prepayment and under Sections 2.12, 2.13, 2.19 and 12.3 thereof for any amounts payable to them thereunder.

         SECTION 3.03. BORROWINGS AND ISSUANCES OR EXTENSIONS OF LETTERS OF CREDIT. The obligation of any Lender to make a Loan on the occasion of any Borrowing (except a Syndicated Borrowing pursuant to Section 2.16(h)), the obligation of the Swingline Bank to make any Swingline Loan and the obligation of any LC Issuing Bank to issue (or extend or allow the extension of the expiry date of ) any Letter of Credit are each subject to the satisfaction of the following conditions:

                  (a) the fact that the Closing Date shall have occurred on or prior to May 31, 1997;

                  (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02, 2.03 or 2.16(b), as the case may be, or receipt by the relevant LC Issuing Bank of a notice of proposed issuance or extension as required by Section 2.17(b) or (e), as the case may be;

                  (c) the fact that, immediately after such Borrowing or issuance or extension of a Letter of Credit, the sum of the aggregate outstanding principal amount of the Loans plus the Aggregate LC Exposure (and, in the case of a Swingline Borrowing, the Swingline Loans) will not exceed the aggregate amount of the Commitments;

                  (d) the fact that, immediately before and after such Borrowing or issuance or extension of a Letter of Credit, no Default shall have occurred and be continuing; and

                  (e) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Borrowing or issuance or extension of a Letter of Credit.

Each Borrowing and each issuance or extension of a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance or extension of a Letter of Credit as to the facts specified in clauses (c), (d) and (e) of this Section.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         SECTION 4.01. CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Borrower of the Financing Documents (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower, (v) do not constitute a breach of or default under any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, except for breaches and defaults which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect or have an adverse effect on the validity or enforceability of any material provision of any Financing Document, or (vi) result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes and the Swingline Note, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable against the Borrower in accordance with its terms.

         SECTION 4.04. FINANCIAL INFORMATION. (a) The consolidated balance sheet of the Borrower and its Subsidiaries as of May 31, 1996 and the related consolidated statements of operations, cash flows and changes in stockholders' equity for the Fiscal Year then ended, reported on by KPMG Peat Marwick LLP and set forth in the Borrower's 1996 Form 10-K, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

          (b) The unaudited condensed consolidated balance sheet of the Borrower and its Subsidiaries as of November 30, 1996 and the related unaudited condensed consolidated statements of operations and cash flows for the six months then ended, set forth in the Borrower's quarterly report on Form 10-Q for the Fiscal Quarter ended November 30, 1996, a copy of which has been delivered to each of the Lenders, fairly present, on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

          (c) The consolidated balance sheet of OrNda and its Subsidiaries as of August 31, 1996 and the related consolidated statements of operations, cash flows and changes in stockholders' equity for the Fiscal Year then ended, reported on by Ernst & Young LLP and set forth in OrNda's 1996 Form 10-K, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of OrNda and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

          (d) The unaudited condensed consolidated balance sheet of OrNda and its Subsidiaries as of November 30, 1996 and the related unaudited condensed consolidated statements of operations and cash flows for the three months then ended, set forth in OrNda's quarterly report on Form 10-Q for its Fiscal Quarter ended November 30, 1996, a copy of which has been delivered to each of the Lenders, fairly present, on a basis consistent with the financial statements referred to in subsection (c) of this Section, the consolidated financial position of OrNda and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end adjustments).

          (e) The pro forma condensed combined balance sheet of the Combined Companies as of November 30, 1996 and the related condensed combined statements of operations set forth in the New Public Debt Prospectus under the heading "Pro Forma Financial Information" fairly present their combined financial position at such date and combined results of operations for the periods specified therein, on a Pro Forma Basis.

          (f) There has been no material adverse change since November 30, 1996 in the business, operations, properties, financial condition or prospects of the Combined Companies considered as a whole.

         SECTION 4.05. LITIGATION. Except as described in Schedule 4.05 hereto, there are no actions, suits or proceedings pending against, or to the knowledge of the Borrower threatened against, any of the Combined Companies or any of their respective properties, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of adverse decisions which in the aggregate could reasonably be expected to have a Material Adverse Effect or which in any manner draw into question the validity of any of the Financing Documents.

         SECTION 4.06. COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.07. COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations (including without limitation health care laws, rules and regulations), other than such laws, rules or regulations (i) the validity or applicability of which the Borrower or such Subsidiary is contesting in good faith by appropriate proceedings or (ii) failures to comply with which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.08. ENVIRONMENTAL MATTERS. The Borrower has reviewed the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, and has in good faith attempted to identify and evaluate the associated liabilities and costs (including, without limitation, capital or operating expenditures required for clean-up or closure of properties presently or previously owned, capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and actual or potential liabilities to third parties, including employees, and any related costs and expenses); PROVIDED that, with respect to OrNda and its Subsidiaries, on and at all times prior to the first anniversary of the Closing Date, such review has been and during such time will be limited to (i) a review (without independent investigation) of information supplied by OrNda as to the effect of Environmental Laws on it and its Subsidiaries and (ii) a review of any other information relating to the effect of Environmental Laws on OrNda and its Subsidiaries of which the Borrower obtains actual knowledge after the Closing Date. On the basis of the foregoing review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

         SECTION 4.09. TAXES. The Combined Companies have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown to be due on such returns or pursuant to any assessment received by any of them (unless such assessment is being contested in good faith by appropriate proceedings). The charges, accruals and reserves on the books of the Combined Companies in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         SECTION 4.10. MATERIAL SUBSIDIARIES. Each Material Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.11. CERTAIN LAWS NOT APPLICABLE. The Borrower is neither an "investment company" nor a Person directly or indirectly "controlled" by or "acting on behalf of" an "investment company" within the meaning of the

Investment Company Act of 1940, as amended. The Borrower is neither a "holding company", nor an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         SECTION 4.12. FULL DISCLOSURE. All information heretofore furnished by the Borrower to any Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to any Agent or any Lender will, taken as a whole, be true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Lenders in writing any and all facts which have or may (to the extent the Borrower can now reasonably foresee) have a Material Adverse Effect.

         SECTION 4.13. CERTAIN DOCUMENTS. (a) The copies of the Merger Agreement and the Company Disclosure Letter and Parent Disclosure Letter referred to therein, in the form delivered to each Lender prior to the date of this Agreement, are correct and complete copies thereof as in effect on the date of this Agreement.

          (b) The copy of the New Public Debt Prospectus delivered to each Lender prior to the date of this Agreement is a correct and complete copy of the New Public Debt Prospectus as filed with the SEC on January 27, 1997.

         SECTION 4.14. LEGALITY OF ACQUISITION. On the Closing Date, the Acquisition will be consummated in compliance with all applicable laws and in accordance with the provisions of the Merger Agreement. The consummation of the Acquisition will not (i) contravene any provision of applicable law or regulation in any manner that could reasonably be expected to have a Material Adverse Effect, (ii) contravene any provision of the charter or by-laws of any party to the Merger Agreement, (iii) constitute a breach of or default under any instrument or agreement binding upon any such party or any of its Subsidiaries or of any judgment, injunction, order, decree or other instrument binding upon any such party, except for breaches and defaults which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (iv) result in the creation or imposition of any Lien on any asset of any such party or any of its Subsidiaries.

                                    ARTICLE 5
                                    COVENANTS

         The Borrower agrees that, so long as any Lender has any Credit Exposure hereunder or any Swingline Loan remains outstanding or any interest or fees accrued hereunder remain unpaid:

         SECTION 5.01.  INFORMATION.  The Borrower will deliver to each
Lender:

          (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related audited consolidated statements of operations, cash flows and changes in stockholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on in a manner acceptable to the SEC by KPMG Peat Marwick LLP or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a condensed consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, the related condensed consolidated statements of operations for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter and the related condensed consolidated statement of cash flows for the portion of the Fiscal Year then ended, setting forth in the case of such condensed consolidated statements of operations and cash flows in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency with GAAP by a Senior Officer of the Borrower;

          (c) concurrently with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Senior Officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.09 to 5.11, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement by the firm of independent public accountants which reported on such statements that, in making the examination necessary for reporting on such financial statements, they did not obtain knowledge of any Default hereunder except as described in such statement;

         (e) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of a Senior Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

         (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the SEC;

         (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA or premium-related penalties) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
(vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Senior Officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

         (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

         SECTION 5.02. MAINTENANCE OF PROPERTY; INSURANCE. (a) The Borrower and each Material Subsidiary will keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) The Borrower and each Material Subsidiary will maintain, with financially sound and reputable insurance companies (which may be Affiliates of the Borrower or part of the Borrower's self-insurance program) insurance on all their properties in at least such amounts and against at least such risks as are usually insured against in the same general area and by companies engaged in the same or similar businesses and maintain professional liability and malpractice insurance against claims usually insured against by companies engaged in the same or similar businesses, and furnish to each Lender, upon written request by any of the Agents, full information as to the insurance carried.

         SECTION 5.03. CONDUCT OF BUSINESS, MAINTENANCE OF EXISTENCE. (a) The Borrower and its Material Subsidiaries will continue to engage primarily in business of the same general type as now conducted by the Borrower and its Material Subsidiaries.

         (b) The Borrower and each Material Subsidiary will preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain its rights, privileges and franchises necessary or desirable in the normal conduct of business, PROVIDED that (i) the foregoing shall not prohibit any merger, consolidation or sale of assets expressly permitted by Section 5.06 and (ii) any Material Subsidiary may liquidate or dissolve if the Borrower in good faith determines that such liquidation or dissolution is in the best interests of the Borrower and its Subsidiaries and not materially adverse to the Lenders.

         SECTION 5.04. COMPLIANCE WITH LAWS. The Borrower and each Material Subsidiary will comply with all material applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including without limitation Environmental Laws, ERISA and the rules and regulations thereunder and Public Law 92-603), and hold and maintain in full force and effect all certifications, governmental approvals, licenses and permits necessary or desirable to enable the Borrower and its Material Subsidiaries to conduct their respective businesses as now conducted, except where the failure to comply therewith or hold and maintain such certifications, governmental approvals, licenses or permits could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 5.05. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower and each Material Subsidiary will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit representatives of the Administrative Agent (at the request of any Lender) at such requesting Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts (at such Lender's expense, unless an Event of Default shall have occurred and be continuing, in which case at the Borrower's expense) from any of their respective books and records and to discuss their respective affairs, finances and accounts with officers of the Borrower and with the accountants of the Borrower, all upon reasonable notice and at such reasonable times and as often as may reasonably be desired.

         SECTION 5.06. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. (a) The Borrower will not merge or consolidate with any other Person, or sell or otherwise transfer all or substantially all of its assets to any other Person, unless after giving effect to such merger, consolidation, sale or other transfer, (i) no Default shall have occurred and be continuing and (ii) the corporation surviving such merger or consolidation (if other than the Borrower) or the Person acquiring such assets is organized under the laws of a state of the United States and assumes in writing all the obligations of the Borrower hereunder and said surviving corporation or acquiring Person delivers to each Lender an opinion of counsel reasonably satisfactory to the Required Lenders, in form and substance satisfactory to the Required Lenders, to the effect that the assumption of such obligations by such surviving corporation or acquiring Person is effective and is fully binding upon and enforceable against such surviving corporation or acquiring Person.

         (b) The Borrower will not make any Restricted Asset Transfer, or permit any of its Subsidiaries to make any Restricted Asset Transfer, unless immediately after giving effect thereto:

                  (i) no Default (under Section 5.13(b) or otherwise) shall have occurred and be continuing,

                 (ii) the aggregate book value of all assets sold or otherwise transferred by the Combined Companies in Restricted Asset Transfers during the twelve months then ended does not exceed 10% of the consolidated total assets of the Borrower and its Subsidiaries at the time of such Restricted Asset Transfer, and

                (iii) the aggregate book value of all assets sold or otherwise transferred by the Combined Companies in Restricted Asset Transfers after November 30, 1996 does not exceed 15% of the consolidated total assets of the Borrower and its Subsidiaries at the time of such Restricted Asset Transfer.

For purposes of this subsection (b) and Section 5.13(b), the book value of assets sold in a Restricted Asset Transfer shall be determined immediately prior to such Restricted Asset Transfer.

         SECTION 5.07. NEGATIVE PLEDGE. After the Closing Date, neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) any Lien existing prior to the Closing Date securing Debt; PROVIDED that the Liens created by OrNda's Existing Credit Agreement shall be released on or before the Closing Date;

         (b) any Lien on bonds issued by the Metrocrest Hospital Authority (and related proceeds and other distributions) granted to secure the Borrower's obligations under the Metrocrest Reimbursement Agreement and the Securities Pledge and Security Agreement referred to therein;

         (c) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by clause (a) above; PROVIDED that (i) the principal amount of such Debt is not increased and (ii) such Debt is not secured by any additional assets;

         (d) if the letters of credit issued pursuant to the Metrocrest Reimbursement Agreement are replaced by other letters of credit issued for the same purpose, any Lien securing the Borrower's obligations under the reimbursement agreement relating to such replacement letters of credit; PROVIDED that (i) the aggregate amount of such letters of credit is not increased and (ii) the Borrower's obligations under the related reimbursement agreement are not secured or required to be secured by any assets except the assets by which the Borrower's obligations under the Metrocrest Reimbursement Agreement are secured or required to be secured;

         (e)     any Lien securing Non-Recourse Purchase Money Debt;

         (f) any Lien on assets of a Person which becomes a Subsidiary after the Closing Date; PROVIDED that such Lien secures only (i) Debt of such Person that is outstanding when such Person becomes a Subsidiary and was not created in contemplation of such event or (ii) Debt incurred solely for the purpose of refinancing Debt described in the foregoing clause (i);

         (g) carriers', warehousemen's, mechanics', transporters, materialmen's, repairmen's or other like Liens arising in the ordinary course of business;

         (h) any Lien imposed by any governmental authority for taxes, assessments, governmental charges, duties or levies not delinquent or which are being contested in good faith and by appropriate proceedings; PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower and its Subsidiaries in accordance with GAAP;

         (i) Liens on cash and cash equivalents securing obligations of the Borrower and its Subsidiaries with respect to workers' compensation, malpractice and other insurance policies; PROVIDED that the aggregate amount of cash and cash equivalents subject to such Liens may not exceed $35,000,000 at any time;

         (j) Liens arising in the ordinary course of business (other than Liens permitted by clause (g), (h) or (i) above) which (i) do not secure Financial Obligations, (ii) do not secure any single obligation in an outstanding amount exceeding $10,000,000 and (iii) do not secure obligations in an aggregate outstanding amount exceeding $50,000,000;

         (k) Liens on cash and cash equivalents securing Hedging Obligations, PROVIDED that the aggregate amount of cash and cash equivalents subject to such Liens may not exceed $50,000,000 at any time;

         (l) any Lien on cash and cash equivalents securing LC Reimbursement Obligations pursuant to Section 6.03;

         (m) any Lien on an asset leased by the Borrower or a Subsidiary under a capital lease securing its obligations as lessee under such capital lease;

         (n) any Lien on any asset of a Subsidiary securing Debt owed to the Borrower; and

         (o) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt; PROVIDED that, immediately after any such Debt is incurred, the aggregate outstanding principal or face amount of all Debt secured pursuant to this clause (o) shall not exceed $15,000,000.

         SECTION 5.08. DEBT OF SUBSIDIARIES. After the Closing Date, no Subsidiary will incur, assume or otherwise be liable in respect of any Debt, except:

         (a) Debt subject to the OrNda Tender Offers and other Debt outstanding at the close of business on the Closing Date in an aggregate principal or face amount not exceeding $400,000,000;

         (b) Debt owing to the Borrower;

         (c) Non-Recourse Purchase Money Debt;

         (d) Debt of any Person which becomes a Subsidiary after the Closing Date; PROVIDED that (i) such Debt is outstanding when such Person becomes a Subsidiary and was not created in contemplation of such event or (ii) such Debt is incurred solely for the purpose of refinancing Debt described in the foregoing clause (i);

         (e) Guarantees by any Subsidiary of Debt relating to any assets sold or otherwise disposed of by it; PROVIDED that (i) such Debt was outstanding when such assets were disposed of and was not created in contemplation of the disposition thereof and (ii) the sum of (x) the aggregate outstanding principal amount of all Debt which is Guaranteed by the Borrower or any of its Subsidiaries pursuant to this clause (e) and (y) the aggregate amount of all lease payments under operating leases which are Guaranteed by any Subsidiary after November 30, 1996 shall not exceed $200,000,000 at any time;

         (f) Debt consisting of the obligations of any Subsidiary as lessee which are capitalized in accordance with GAAP; and

         (g) Debt of any Subsidiary not otherwise permitted by the foregoing clauses of this Section; PROVIDED that the aggregate outstanding principal or face amount of all Debt of Subsidiaries permitted by this clause (g) shall not exceed $35,000,000 at any time.

         SECTION 5.9. DEBT RATIO. At the close of business on any day on or after August 31, 1999, the ratio of (i) Adjusted Total Debt at such time to
(ii) Adjusted EBITDA for the period of four consecutive Fiscal Quarters most recently ended at or prior to such time will not be greater than 3.75.

         SECTION 5.10. CONSOLIDATED NET WORTH. Consolidated Net Worth will at no time be less than the sum of (i) $2,750,000,000 PLUS (ii) (a) 75% of the consolidated net income of the Borrower and its Subsidiaries for each Fiscal Quarter ended after November 30, 1996 and commencing on or before August 31, 1999, and (b) 100% of the consolidated net income of the Borrower and its

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Subsidiaries for each Fiscal Quarter commencing after August 31, 1999, in any case if such consolidated net income for such Fiscal Quarter is positive (PROVIDED that, for any Fiscal Quarter for which consolidated net income of the Borrower and its Subsidiaries was reduced as a result of a charge described in clause (iv), (v), (vi) or (vii), consolidated net income for such Fiscal Quarter shall be calculated to exclude the after-tax effect of such charge), PLUS (iii) 100% of the amount by which the consolidated stockholders' equity of the Borrower and its Subsidiaries is increased after November 30, 1996 as a result of any issuance of common stock of the Borrower (other than the issuance of common stock of the Borrower as consideration for the Acquisition), MINUS (iv) the amount of non-recurring charges (calculated on an after-tax basis) recorded by the Borrower in the third and fourth Fiscal Quarters of 1997 and the fourth Fiscal Quarter of 1999, MINUS (v) impairment and other unusual cash charges (calculated on a pre-tax basis) reported by the Borrower after August 31, 1999 with respect to physician practices not in excess of $200,000,000 in the aggregate, MINUS (vi) the amount of other impairment and unusual cash charges (calculated on a pre-tax basis) reported by the Borrower after August 31, 1999 not in excess of $100,000,000 in the aggregate, MINUS (vii) without duplication, the amount of non-cash charges (calculated on a pre-tax basis) reported by the Borrower after August 31, 1999 (a) with respect to physician practices not in excess of $250,000,000 in the aggregate and (b) with respect to impairment and other unusual charges not in excess of $250,000,000 in the aggregate, and PLUS
(viii) the tax benefit of any charges described in clauses (v), (vi) and (vii).

         SECTION 5.11. FIXED CHARGE RATIO. At the end of each Fiscal Quarter ending after the Closing Date, the ratio of (i) the sum of Adjusted EBITDA plus Adjusted Rental Expense to (ii) the sum of Adjusted Interest Expense plus Adjusted Rental Expense, all calculated for the period of four consecutive Fiscal Quarters then ended, will not be less than 2.0 to 1.

         SECTION 5.12. RESTRICTED PAYMENTS. Neither the Borrower nor any Subsidiary will declare or make (i) any dividend or other distribution on any shares of capital stock of the Borrower (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement, acquisition, defeasance or prepayment of any Equity Interests in the Borrower, unless the Borrower has an Investment Grade Rating when such dividend is declared or when the Borrower or such Subsidiary become legally obligated to make such distribution or other payment, as the case may be; provided, however, that the Borrower may redeem or repurchase rights to purchase shares of the Borrower's Series B Junior Participating Preferred Stock outstanding under the Borrower's stockholder rights plan in effect on August 31, 1999, for an aggregate redemption or repurchase price not in excess of $4,000,000; PROVIDED, FURTHER, that the Borrower may from time to time distribute to its stockholders Equity Interests in other Persons held by the Borrower so long as (i) the aggregate operating income of such Persons, plus their depreciation and

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amortization expense, for the respective periods of four consecutive Fiscal
Quarters most recently ended prior to the respective dates of declaration of distribution of Equity Interests therein, is less than 5% of Consolidated EBITDA for the four-quarter period most recently ended prior to the date of determination, and (ii) the aggregate net tangible assets of all such Persons (LESS in the case of any such Person that is not a wholly-owned Subsidiary, a portion of the net tangible assets of such Person allocable, on a pro rata basis, to Equity Interests of such Person held by Persons other than the Borrower and its Subsidiaries) at the respective dates of declaration of such distributions of the Equity Interests of such Persons are less than 5% of consolidated net tangible assets of the Borrower on August 31, 1999.

         SECTION 5.13. RESTRICTION ON INVESTMENTS. (a) The sum of (i) the aggregate book value of all Investments in Equity Affiliates held by the Borrower and its Subsidiaries, as determined from time to time in accordance with GAAP, and (ii) the Loss Adjustment Amount for each Equity Affiliate in which the Combined Companies make an Investment after November 30,1996 (such sum being called the "Aggregate Investment in Equity Affiliates") will not at any time exceed 17.5% of the consolidated total assets of the Borrower and its Subsidiaries at such time. The term "Loss Adjustment Amount" means, for any Equity Affiliate at any time, the cumulative amount by which the book value of Investments by the Combined Companies in such Equity Affiliate has theretofore been reduced by operating losses, write downs or writeoffs of assets or other special charges.

          (b) The sum of (i) the Aggregate Investment in Equity Affiliates and
(ii) the aggregate book value of all assets sold or otherwise transferred in Restricted Asset Transfers after November 30, 1996 will not at any time exceed 27.5% of the consolidated total assets of the Borrower and its Subsidiaries at such time.

         SECTION 5.14. RESTRICTIONS ON INCLUDED EQUITY AFFILIATES. (a) DEBT. On and after the Closing Date, no Included Equity Affiliate will incur, assume or otherwise be liable in respect of any Debt, except:

                 (i) Debt of such Included Equity Affiliate outstanding when it first becomes an Equity Affiliate and not created in contemplation of such event;

                (ii) Debt of any partner, member or shareholder of such Included Equity Affiliate that (x) is assumed by such Included Equity Affiliate in connection with a contribution of assets to its capital by such partner, member or shareholder and (y) was not created in contemplation of such event;

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                (iii) Debt secured by a Lien on any asset acquired by such
         Included Equity Affiliate; PROVIDED that (x) such Debt was outstanding and was secured by such Lien prior to the acquisition of such asset by such Included Equity Affiliate and (y) neither such Debt nor such Lien was created in contemplation of such acquisition;

                 (iv) Non-Recourse Purchase Money Debt;

                  (v) Debt incurred solely for the purpose of refinancing (x) Debt of such Included Equity Affiliate permitted by clause (i), (ii),
         (iii) or (iv) above or (y) Debt that such Included Equity Affiliate would be permitted to assume by clause (ii) above;

                 (vi) Debt owing to the Borrower or any Subsidiary;

                (vii) Debt incurred to satisfy working capital requirements; and

               (viii) other Debt of Included Equity Affiliates not exceeding $15,000,000 in aggregate principal amount outstanding at any time.

         (b) LIENS. On and after the Closing Date, no Included Equity Affiliate will create, assume or suffer to exist any Lien securing Debt on any asset now owned or hereafter acquired by it, except:

                 (i) any Lien securing Debt permitted by clause (i) or (ii) of subsection (a) above; PROVIDED that such Lien is limited to assets securing such Debt at the time it is assumed;

                (ii) any Lien securing Debt permitted by clause (iii) of subsection (a) above; PROVIDED that such Lien is limited in each case to the asset that was acquired subject to such Lien and any improvements thereto;

               (iii) any Lien securing Debt permitted by clause (iv) of subsection (a) above; PROVIDED that such Lien is limited in each case to the assets acquired, constructed or improved with the proceeds of such Debt;

                (iv) any Lien securing Debt permitted by clause (v) of subsection (a) above; PROVIDED that in each case the Debt refinanced thereby was secured and such Lien is limited to the assets that secured the Debt refinanced thereby;

                (v) any Lien securing Debt permitted by clause (vi) of subsection (a) above; and

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               (vi) other Liens securing Debt of Included Equity Affiliates not exceeding $2,000,000 in aggregate principal amount outstanding at any time.


         SECTION 5.15. RESTRICTION ON PREPAYING SUBORDINATED DEBT. Neither the Borrower nor any Subsidiary will prepay, defease or purchase, prior to the date on which it is required by its terms to be repaid, repurchased or otherwise retired, all or any portion of any Debt of the Borrower that is subordinated in right of payment to the Loans; PROVIDED that (x) the Borrower may prepay, defease or repurchase such Debt in an aggregate amount not in excess of the net cash proceeds received by the Borrower from the issue and sale or incurrence of additional subordinated Debt in the 12 month period prior to, or substantially concurrently with, such prepayment, defeasance or repurchase, so long as such additional subordinated Debt has a final maturity after the final maturity of, and a weighted average life that is longer than the weighted average life of, the subordinated Debt prepaid, defeased or repurchased, (y) the Borrower may repurchase its 6% Exchangeable Subordinated Notes due 2005 in exchange for additional Debt of the Borrower subordinated on substantially identical terms, so long as such additional subordinated Debt requires no scheduled payment of principal prior to the scheduled maturity of the Borrower's 6% Exchangeable Subordinated Notes due 2005, and (z) in addition to any subordinated Debt prepaid, defeased or repurchased pursuant to clause (x) or (y), the Borrower may prepay, defease or repurchase such Debt so long as the aggregate cash (or value of property) used therefor, plus the aggregate amount of Restricted Payments made in accordance with Section 5.12, does not at any time exceed the sum of (i) $500,000,000 and (ii) 50% of the Borrower's cumulative consolidated net income for the period (treated as a single accounting period) commencing June 1, 1998 and ending on the last day of the last Fiscal Quarter ended prior to the date of such prepayment, defeasance or repurchase.

         SECTION 5.16. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary as it could have obtained from a third party who was not an Affiliate; PROVIDED that the foregoing provisions of this Section shall not prohibit (x) any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing or (y) any such transaction between or among the Borrower and its Subsidiaries.

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

         SECTION 5.17. SENIOR STATUS. The obligations of the Borrower under the Financing Documents will at all times constitute "senior debt" as defined in any instrument or agreement evidencing or governing any subordinated debt of the Borrower outstanding on or after the Closing Date.

         SECTION 5.18. PAYMENT OF DIVIDENDS BY MATERIAL SUBSIDIARIES. After the Closing Date neither the Borrower nor any of its Material Subsidiaries will enter into any agreement or arrangement which would limit in any way the ability of any Material Subsidiary to pay any dividend.

         SECTION 5.19. RETIREMENT OF ORNDA DEBT. If the Borrower does not consummate the OrNda Tender Offers and obtain sufficient consents from the holders of OrNda's 12.25% Senior Subordinated Notes due 2002 and 11.375% Senior Subordinated Notes due 2004 to eliminate the restrictive covenants intended to be eliminated thereby, the Borrower will cause all of OrNda's outstanding 12.25% Senior Subordinated Notes due 2002 to be redeemed on or before May 31, 1997.

         SECTION 5.20. USE OF PROCEEDS. (a) The proceeds of the Loans will be used by the Borrower (i) to purchase, redeem or otherwise refinance outstanding Debt of the Borrower, OrNda and their respective Subsidiaries and (ii) for general corporate purposes (including working capital needs) of the Borrower and its Subsidiaries after the Acquisition is consummated.

          (b) The Letters of Credit will be used by the Borrower for the general corporate purposes of the Borrower and its Subsidiaries.

         (c) Neither the proceeds of the Loans nor any Letter of Credit will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U in any manner which would (i) violate any applicable law or regulation or (ii) require any Form FRU-1 or any successor form to be executed.

                                    ARTICLE 6
                                    DEFAULTS

         SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred:

                 (a) any principal of any Loan or Swingline Loan shall not be paid when due;

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        (b) any LC Reimbursement Obligation, any interest on any Loan,
Swingline Loan or LC Reimbursement Obligation, any fee or any other amount payable under any Financing Document shall not be paid within three Domestic Business Days after it becomes due;

        (c) the Borrower (or any Subsidiary or Included Equity Affiliate) shall fail to comply with any covenant applicable to it contained in Sections
5.06 through 5.20, inclusive;

        (d) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
(a), (b) or (c) above) within 30 days after such failure occurs or, if later, 10 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of the Required Lenders;

        (e) any representation, warranty, certification or statement made by the Borrower in this Agreement or by the Borrower or any Subsidiary in any certificate, financial statement or other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made (or deemed made);

        (f) the Borrower and/or one or more Subsidiaries shall fail to make one or more payments in respect of Material Financial Obligations when due or within any applicable grace period;

        (g) any event or condition shall occur which results in the acceleration of the maturity of Material Financial Obligations, or enables (any applicable grace period having expired) the holder or holders of Material Financial Obligations or any Person acting on their behalf to accelerate the maturity thereof;

        (h) the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

        (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation,

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

reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

        (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA or premium-related penalties) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

        (k) a judgment or order for the payment of money in excess of $25,000,000 (net of insurance to the extent that the insurer shall have admitted coverage thereof) shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

        (l) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 20% or more of the outstanding shares of common stock of the Borrower; or Continuing Directors shall no longer constitute a majority of the Borrower's board of directors;

then, and in every such event, while such event is continuing, the Administrative Agent shall:

                  (i) if requested by Lenders having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and the Swingline Commitment and they shall thereupon terminate,

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

                 (ii) if requested by Lenders having more than 50% of the Aggregate LC Exposure, by notice to each LC Issuing Bank instruct such LC Issuing Bank (x) not to extend the expiry date of any outstanding Letter of Credit and/or (y) in the case of any Evergreen Letter of Credit, to give notice to the beneficiary thereof terminating such Letter of Credit as soon as is permitted by the provisions thereof, whereupon such LC Issuing Bank shall deliver notice to that effect promptly (or as soon thereafter as is permitted by the provisions of the relevant Letter of Credit) to the beneficiary of each such Letter of Credit and the Borrower; and

                (iii) if requested by Lenders holding Notes evidencing more than 50% in aggregate outstanding principal amount of the Loans, by notice to the Borrower declare the Notes and the Swingline Note (in each case together with accrued interest thereon) to be, and the Notes and the Swingline Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

PROVIDED that, if any Event of Default specified in clause (h) or (i) above occurs with respect to the Borrower, then without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Commitments and the Swingline Commitment shall thereupon terminate and the Notes and the Swingline Note (in each case together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.02. NOTICE OF DEFAULT. The Administrative Agent shall give notice to the Borrower under clause (d) of Section 6.01 promptly upon being requested to do so by the Required Lenders and shall thereupon notify all the Lenders thereof.

         SECTION 6.03. CASH COVER. The Borrower agrees that, if an Event of Default shall have occurred and be continuing and Lenders having more than 50% of the Aggregate LC Exposure instruct the Administrative Agent to request cash collateral pursuant to this Section, the Borrower will, promptly after it receives such request from the Administrative Agent, pay to the Administrative Agent an amount in immediately available funds equal to the then aggregate amount available for subsequent drawings under all outstanding Letters of Credit, to be held by the Administrative Agent, under arrangements satisfactory to it, to secure the payment of all LC Reimbursement Obligations arising from subsequent drawings under such Letters of Credit; PROVIDED that, if any Event of Default specified in clause (h) or (i) of Section 6.01 occurs with respect to the Borrower, the Borrower shall pay such amount to the Administrative Agent forthwith
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

without any notice or demand or any other act by the Administrative Agent or the Lenders.

                                    ARTICLE 7
                                   THE AGENTS

         SECTION 7.01. APPOINTMENT AND AUTHORIZATION. Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to it by the terms hereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. AGENTS AND AFFILIATES. Each of Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association, The Bank of New York and The Bank of Nova Scotia shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent, and each of Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association, The Bank of New York and The Bank of Nova Scotia and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any of the Borrower's Subsidiaries or Equity Affiliates as if it were not an Agent under any of the Financing Documents.

         SECTION 7.03. ACTION BY THE ADMINISTRATIVE AGENT. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

         SECTION 7.04. CONSULTATION WITH EXPERTS. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it with reasonable care and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. LIABILITY OF THE AGENTS. None of the Agents, their respective Affiliates and their respective directors, officers, agents or employees shall be liable for any action taken or not taken by such Person in connection with any Financing Document (i) in the absence of its own gross negligence or willful misconduct or (ii) with the consent or at the request of the Required Lenders, PROVIDED that this clause (ii) shall not affect any rights the Borrower may have against the Lenders that made such request. None of the Agents, the Managing
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Agents, the Co-Agents, their respective Affiliates and their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any Borrowing; (ii) the performance or observance of any of the covenants or agreements of the Borrower in any Financing Document; (iii) the satisfaction of any condition specified in Article 3, except, in the case of the Administrative Agent, receipt of items required to be delivered to it; or
(iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. INDEMNIFICATION. The Lenders shall, ratably in accordance with their Credit Exposures, indemnify each Agent, the Swingline Bank, their respective Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the relevant indemnitee's gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Financing Documents or any action taken or omitted by the relevant indemnitee thereunder.

         SECTION 7.07. CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon any Agent, Managing Agent, Co-Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, Managing Agent, Co-Agent or other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

         SECTION 7.08. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent

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

hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations (excepting liabilities previously incurred) hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

         SECTION 7.09. FEES. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent.


         SECTION 7.10. OTHER AGENTS. The Managing Agents, Co-Agents and Agents (other than the Administrative Agent), in their capacities as such, shall have no duties or obligations of any kind under the Financing Documents. The use of the term "Agent" in this Agreement is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and, in the case of the Administrative Agent, such term is intended to create or reflect only an administrative relationship between independent contracting parties.

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCE

         SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR . If on or prior to the first day of any Interest Period for any Euro-Dollar Loan or Money Market LIBOR Loan:

        (a) the Administrative Agent is advised by the Euro-Dollar Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Euro-Dollar Reference Banks in the relevant market for such Interest Period, or

        (b) in the case of a Group of Euro-Dollar Loans, Lenders having 50% or more of the aggregate principal amount of such Loans advise the Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding such Loans for such Interest Period,

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the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make or maintain Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing or Money Market LIBOR Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Borrowing is a Euro-Dollar Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Borrowing is a Money Market LIBOR Borrowing, the
Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

         SECTION 8.02. ILLEGALITY. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) made on or after the date of this Agreement by any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans, or to convert outstanding Base Rate Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

         SECTION 8.03. INCREASED COST AND REDUCED RETURN. (a) If, on or after
(x) the date hereof, in the case of any Euro-Dollar Loan or Letter of Credit or any obligation to make Euro-Dollar Loans or issue or participate in any Letter of

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

Credit or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) or any LC Issuing Bank with any request or directive (whether or not having the force of law) made on or after the date of this Agreement by any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit (including Letters of Credit and participations therein) extended by, any Lender (or its Applicable Lending Office) or any LC Issuing Bank or shall impose on any Lender (or its Applicable Lending Office) or any LC Issuing Bank or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes, its obligation to make Euro-Dollar Loans, its Money Market Loans or its obligations hereunder in respect of Letters of Credit, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) or such LC Issuing Bank of making or maintaining any Euro-Dollar Loan or Money Market Loan or issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) or such LC Issuing Bank under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender or LC Issuing Bank to be material, then, within 15 days after demand by such Lender or LC Issuing Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Lender or LC Issuing Bank such additional amount or amounts as will (subject to subsection (e) of this Section) compensate such Lender or LC Issuing Bank for such increased cost or reduction.

          (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) made on or after the date of this Agreement by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15

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

days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will (subject to subsection (d) of this Section) compensate such Lender (or its Parent) for such reduction.

          (c) Each Lender and LC Issuing Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender or LC Issuing Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender or LC Issuing Bank, be otherwise disadvantageous to it. A certificate of any Lender or LC Issuing Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the method of calculation thereof and shall be conclusive in the absence of manifest error. In determining such amount, such Lender or LC Issuing Bank may use any reasonable averaging and attribution methods.

          (d) No Lender shall be entitled to claim compensation pursuant to this Section for (i) Taxes or Other Taxes (as such terms are defined in Section 8.04) or (ii) any increased cost or reduction incurred or accrued more than 90 days before such Lender first notifies the Borrower of the change in law or other circumstance on which such claim is based.

         SECTION 8.04. TAXES. (a) For purposes of this Section, the following terms have the following meanings:

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to any Financing Document, and all liabilities with respect thereto, EXCLUDING (i) in the case of each Lending Party, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which it is organized or in which its principal executive office is located or in which its Applicable Lending Office is located and (ii) in the case of each Lender, any United States withholding tax imposed on such payments but only to the extent that such Lender is subject to United States withholding tax at the time such Lender first becomes a party to this Agreement.

         "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to any Financing Document, or from the execution or delivery of, or otherwise with respect to, any Financing Document.

          (b) Any and all payments by any Borrower to or for the account of any Lending Party under any Financing Document shall be made without deduction

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

for any Taxes or Other Taxes; PROVIDED that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payment, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Lending Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

          (c) The Borrower agrees to indemnify each Lending Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Lending Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Lending Party makes demand therefor.

          (d) Each Lending Party organized under the laws of a jurisdiction outside the United States, on or prior to its execution and delivery of this Agreement in the case of each Lending Party listed on the signature pages hereof and on or prior to the date on which it becomes a Lending Party in the case of each other Lending Party, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lending Party remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lending Party is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Lending Party from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lending Party or certifying that the income receivable pursuant to the Financing Documents is effectively connected with the conduct of a trade or business in the United States.

          (e) For any period with respect to which a Lending Party has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided), such Lending Party shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States; PROVIDED that if a Lending Party, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such

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

Lending Party shall reasonably request to assist such Lending Party to recover such Taxes.

          (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 8.04, such Lender will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Lender, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender.

         SECTION 8.05. BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR LOANS. If (i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Lender as (or continued as or converted into) Euro-Dollar Loans shall instead be made as (or converted into) Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders). If such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Lenders.

                                    ARTICLE 9
                                 MISCELLANEOUS

         SECTION 9.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party:

                  (x) in the case of the Borrower, the Swingline Bank or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof,

                  (y) in the case of any Lender or Agent (other than the Administrative Agent), at its address, facsimile number or telex number set forth in its Administrative Questionnaire or

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

                  (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower.

Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section; PROVIDED that notices to the Administrative Agent or an LC Issuing Bank under Article 2 or Article 8 shall not be effective until received.

         SECTION 9.02. NO WAIVERS. No failure or delay by any Lending Party in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. EXPENSES; INDEMNIFICATION. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of the Financing Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder, (ii) all out-of-pocket expenses of the Arranger and each Co-Arranger (but not any fees and disbursements of its counsel) in connection with the preparation of the Financing Documents, any waiver or consent thereunder or any amendment thereof and (iii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Lending Party, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and any collection, bankruptcy, insolvency, workout or other enforcement proceedings resulting therefrom.

          (b) The Borrower shall indemnify each Lending Party, the Arranger, the Co-Arrangers and their respective Affiliates and the respective directors, directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened

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

relating to or arising out of any Financing Document or any actual or proposed use by the Borrower or any of its Subsidiaries or Equity Affiliates of any Letters of Credit or any proceeds of the Loans; PROVIDED that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 9.04. SHARING OF SET-OFFS. (a) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Loans and participations in LC Reimbursement Obligations held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to the Loans and participations in LC Reimbursement Obligations held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans and participations in LC Reimbursement Obligations held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans and participations in LC Reimbursement Obligations held by the Lenders shall be shared by the Lenders pro rata.

          (b) Nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness in respect of the Loans and the LC Reimbursement Obligations.

          (c) The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or LC Reimbursement Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         SECTION 9.05. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of any Agent or LC Issuing Bank are affected thereby, by such Agent or LC Issuing Bank, as the case may be); PROVIDED that no such amendment or waiver shall:

                  (i) unless signed by all the Lenders, increase or decrease any Commitment (except for a ratable decrease in all the Commitments), postpone the date fixed for the termination of any Commitment or, except as expressly provided in Section 2.17, extend the expiry date of any Letter of Credit, reduce the principal of or rate of interest on any Syndicated Loan or the amount of any LC Reimbursement
         Obligation or any interest

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

         thereon, or postpone the Termination Date or any date fixed for any payment of interest on any Syndicated Loan or of any LC
         Reimbursement Obligation or any interest thereon;

                 (ii) unless signed by the Swingline Bank, increase the Swingline Commitment, postpone the date fixed for the termination of the Swingline Commitment or otherwise affect any of its rights or obligations hereunder;

                (iii) unless signed by all the Lenders entitled to receive such fees, reduce or postpone the date fixed for any scheduled payment of fees hereunder;

                 (iv) unless signed by all the Lenders, change any provision of this Section or any other provision of this Agreement specifying which Lenders may take any action that the Lenders or any of them are entitled to take hereunder; or

                  (v) unless signed by each Lender affected thereby, waive any condition set forth in clause (b), (c), (q) or (r) of Section 3.01.

         SECTION 9.06. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Borrower may not assign or otherwise transfer any of its rights under the Financing Documents without the prior written consent of all the Lenders, the LC Issuing Banks and the Swingline Bank.


         (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans and participations in the Letters of Credit. If any Lender grants such a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower, the LC Issuing Banks and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Financing Documents. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower and the LC Issuing Banks under the Financing Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision thereof; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i) or (iii) of Section 9.05 without the consent of the Participant. An assignment or other transfer which is not permitted by subsection (c) or (d) below

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

shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Lender may at any time after the Closing Date assign to one or more banks or other institutions (each an "Assignee") all, or a pro rata part of all, of its rights and obligations under the Financing Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit J hereto signed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower (which shall not be unreasonably withheld), the LC Issuing Banks and the Swingline Bank, and with notice to the Administrative Agent; PROVIDED that:

         (A) if such Assignee is an Affiliate of such transferor Lender or was a Lender immediately prior to such assignment, no such consent shall be required;

         (B) such assignment may, but need not, include rights of the transferor Lender in respect of outstanding Money Market Loans;

         (C) if such Assignee is not an Affiliate of the transferor Lender and was not a Lender immediately prior to such assignment, then, unless the Borrower otherwise agrees, the portion of the transferor Lender's Commitment assigned to such Assignee shall be at least $20,000,000; and

         (D) unless the Borrower otherwise agrees, the transferor Lender and/or its Affiliates shall retain, in the aggregate, a Commitment at least equal to the greater of (x) $20,000,000 or (y) 50% of the Commitment assumed by the transferor Lender when it first became a Lender hereunder;

PROVIDED that, if the aggregate amount of the Commitments is reduced pursuant to
Section 2.12 or otherwise, the minimum amounts specified in clause (C) and subclauses (x) and (y) of clause (D) above shall be correspondingly reduced. When (i) such Assignment and Assumption Agreement has been signed and delivered,
(ii) notice thereof has been given to the Administrative Agent and (iii) such Assignee has paid to such transferor Lender an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender to the extent set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new
Note is issued to the Assignee. In connection with any such assignment, either the transferor

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Lender or the Assignee shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,000. If the Assignee is not incorporated under the laws of the United States or a State thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04(d).

          (d) Any Lender may at any time assign all or any portion of its rights under the Financing Documents to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations thereunder.

          (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under or by reason by
Section 8.03 or 8.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02,
8.03 or 8.04 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or, in the case of an Assignee, at a time when the circumstances giving rise to such greater payment did not exist. Subject to the foregoing limitation, any Lender claiming compensation or indemnification pursuant to Section 8.03 or 8.04 may include in its claim similar compensation or indemnification for any Participant having a participating interest in such Lender's rights.

         SECTION 9.07. NO RELIANCE ON MARGIN STOCK AS COLLATERAL. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.08. CONFIDENTIALITY. Each Lending Party agrees to keep any information delivered or made available by the Borrower to it confidential from anyone other than persons employed or retained by such Lending Party who are, or are expected to be, engaged in evaluating, approving, structuring or administering the credit facility provided herein; PROVIDED that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (f) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Lending Party's legal counsel and independent auditors, (i) to any Affiliate of such Lending Party, solely in connection with this Agreement

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

or any other transaction or proposed transaction between such Lending Party and/or its Affiliates and the Borrower and/or its Affiliates, and (j) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee.

         SECTION 9.09. WAIVER OF JURY TRIAL. THE BORROWER AND EACH LENDING PARTY HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         SECTION 9.10. GOVERNING LAW; SUBMISSION TO JURISDICTION . EACH OF THE FINANCING DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 9.11. COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        TENET HEALTHCARE CORPORATION

                                        By:
                                           -----------------------------------
                                              Title:

                                        Tenet Healthcare Corporation
                                        3820 State Street
                                        Santa Barbara, CA 93105
                                        Attention: Treasurer
                                                   (with a copy to General
                                                    Counsel)
                                        Telephone: (805) 563-7184
                                        Facsimile: (805) 563-6846


                                        MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK, as a Lender and as the
                                            Swingline Bank

                                        By:
                                           -----------------------------------
                                              Title:


                                        BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION,
                                            as a Lender and as Syndication Agent

                                        By:
                                           -----------------------------------
                                              Title:

                                        THE BANK OF NEW YORK, as a Lender and
                                            as a Documentation Agent

                                        By:
                                           -----------------------------------
                                              Title:



                                        THE BANK OF NOVA SCOTIA, as a Lender
                                            and as a Documentation Agent

                                        By:
                                           -----------------------------------
                                              Title:



                                        THE INDUSTRIAL BANK OF JAPAN,
                                            LIMITED, LOS ANGELES AGENCY, as a
                                            Lender and as a Managing Agent

                                        By:
                                           -----------------------------------
                                              Title:



                                        ABN AMRO BANK N.V.
                                            LOS ANGELES INTERNATIONAL
                                            BRANCH, as a Lender and as a
                                            Managing Agent

                                        By:
                                           -----------------------------------
                                              Title:

                                        By:
                                           -----------------------------------
                                              Title:

                                        BANK OF TOKYO-MITSUBISHI TRUST
                                            COMPANY, as a Lender and as a
                                            Managing Agent

                                        By:
                                           -----------------------------------
                                              Title:



                                        THE CHASE MANHATTAN BANK, as a
                                            Lender and as a Managing Agent

                                        By:
                                           -----------------------------------
                                              Title:



                                        DEUTSCHE BANK NEW YORK AND/OR
                                            CAYMAN ISLANDS BRANCHES, as a
                                            Lender and as a Managing Agent

                                        By:
                                           -----------------------------------
                                              Title:

                                        By:
                                           -----------------------------------
                                              Title:



                                        FLEET NATIONAL BANK, as a Lender and as
                                            a Managing Agent

                                        By:
                                           -----------------------------------
                                              Title:

                                        THE LONG-TERM CREDIT BANK OF
                                            JAPAN, LTD., as a Lender and as a
                                            Managing Agent

                                        By:
                                           -----------------------------------
                                              Title:



                                        MELLON BANK, N.A., as a Lender and as a
                                            Managing Agent

                                        By:
                                           -----------------------------------
                                              Title:



                                        NATIONSBANK OF TEXAS, N.A., as a Lender
                                            and as a Managing Agent

                                        By:
                                           -----------------------------------
                                              Title:



                                        PNC BANK, N.A., as a Lender and as a
                                            Managing Agent

                                        By:
                                           -----------------------------------
                                              Title:



                                        THE SANWA BANK LIMITED, DALLAS
                                            AGENCY, as a Lender and as a
                                            Managing Agent

                                        By:
                                           -----------------------------------
                                              Title:

                                        SOCIETE GENERALE, as a Lender and as a
                                            Managing Agent

                                        By:
                                           -----------------------------------
                                              Title:

                                        THE SUMITOMO BANK, LIMITED, as a
                                            Lender and as a Managing Agent

                                        By:
                                           -----------------------------------
                                              Title:

                                        TORONTO DOMINION (TEXAS), INC., as a
                                            Lender and as a Managing Agent

                                        By:
                                           -----------------------------------
                                              Title:

                                        WACHOVIA BANK OF GEORGIA, N.A., as a
                                            Lender and as a Managing Agent

                                        By:
                                           -----------------------------------
                                              Title:

                                        COMMERZBANK AG
                                            LOS ANGELES BRANCH, as a Lender and
                                            as a Co-Agent

                                        By:
                                           -----------------------------------
                                              Title:

                                        By:
                                           -----------------------------------
                                              Title:

                                        CREDIT LYONNAIS NEW YORK BRANCH,
                                            as a Lender and as a Co-Agent

                                        By:
                                           -----------------------------------
                                              Title:

                                        THE DAI-ICHI KANGYO BANK, LTD.
                                            LOS ANGELES AGENCY, as a Lender and
                                            as a Co-Agent

                                        By:
                                           -----------------------------------
                                              Title:

                                        THE FUJI BANK, LIMITED, as a Lender and
                                            as a Co-Agent

                                        By:
                                           -----------------------------------
                                              Title:

                                        KREDIETBANK N.V., as a Lender and as a
                                            Co-Agent

                                        By:
                                           -----------------------------------
                                              Title:

                                        By:
                                           -----------------------------------
                                              Title:

                                        COOPERATIEVE CENTRALE RAIFFEISEN-
                                            BOERENLEENBANK B.A. "RABOBANK
                                            NEDERLAND" NEW YORK BRANCH, as a
                                            Lender and as a Co-Agent

                                        By:
                                           -----------------------------------
                                              Title:

                                        By:
                                           -----------------------------------
                                              Title:

                                        BANK OF MONTREAL, as a Lender

                                        By:
                                           -----------------------------------
                                              Title:

                                        BANQUE PARIBAS, as a Lender

                                        By:
                                           -----------------------------------
                                              Title:

                                        By:
                                           -----------------------------------
                                              Title:

                                        CORESTATES BANK, N.A., as a Lender

                                        By:
                                           -----------------------------------
                                              Title:

                                        CREDIT SUISSE FIRST BOSTON, as a Lender

                                        By:
                                            -----------------------------------
                                             Title:

                                        By:
                                           -----------------------------------
                                              Title:

                                        THE MITSUBISHI TRUST AND BANKING
                                            CORPORATION, as a Lender

                                        By:
                                           -----------------------------------
                                              Title:

                                        SUNTRUST BANK, CENTRAL FLORIDA NATIONAL
                                            ASSOCIATION, as a Lender

                                        By:
                                           ______________________________
                                           Title:


STATE OF GEORGIA
COUNTY OF FULTON

         On the ___ day of _________, 1997 personally appeared ____________, as the ________ PRESIDENT of SunTrust Bank, Central Florida, National Association, and before me executed the attached CREDIT AGREEMENT dated as of January 30, 1997 between Tenet Healthcare Corporation and SunTrust Bank, Central Florida, National Association, as Lender.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal, in the state and county aforesaid.

                      _________________________________________________________
                      Signature of Notary Public, State of_____________________


                      _________________________________________________________
                      (Print, Type or Stamp Commissioned Name of Notary Public) Personally known ______; OR Produced identification _____ Type of identification produced: ________________________
                      _________________________________________________________






                      (Notary Seal)

                                        THE SAKURA BANK LIMITED LOS
                                            ANGELES AGENCY, as a Lender

                                        By:
                                           ______________________________
                                           Title:


                                        THE ROYAL BANK OF SCOTLAND plc, as a
                                            Lender

                                        By:
                                           ______________________________
                                           Title:


                                        HIBERNIA NATIONAL BANK, as a Lender

                                        By:
                                           ______________________________
                                           Title:


                                        THE SUMITOMO TRUST & BANKING
                                            COMPANY LTD. NEW YORK BRANCH,
                                            as a Lender

                                        By:
                                           ______________________________
                                           Title:

                                        BANCA COMMERCIALE ITALIANA LOS
                                            ANGELES FOREIGN BRANCH, as a Lender

                                        By:
                                           ______________________________
                                           Title:

                                        By:
                                           ______________________________
                                           Title:

                                        BANQUE FRANCAISE DU COMMERCE
                                            EXTERIEUR, as a Lender

                                        By:
                                           ______________________________
                                           Title:

                                        By:
                                           ______________________________
                                           Title:


                                        BHF-BANK AKTIENGESELLSCHAFT, as a
                                            Lender

                                        By:
                                           ______________________________
                                           Title:

                                        By:
                                           ______________________________
                                           Title:


                                        MICHIGAN NATIONAL BANK, as a Lender

                                        By:
                                           ______________________________
                                           Title:


                                        THE NIPPON CREDIT BANK, LTD., LOS
                                            ANGELES AGENCY, as a

                                            Lender

                                        By:
                                           ______________________________
                                           Title:

                                        THE TOKAI BANK LIMITED, LOS ANGELES
                                            AGENCY, as a Lender

                                        By:
                                           ______________________________
                                           Title:

                                        UNITED STATES NATIONAL BANK OF
                                            OREGON, as a Lender

                                        By:
                                           ______________________________
                                           Title:


                                        MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK, as Administrative Agent

                                        By:
                                           ______________________________
                                           Title:
                                        c/o J.P. Morgan Services Inc.
                                        500 Stanton Christiana Road
                                        Newark, Delaware 19713
                                        Attention: Jeannie Mattson
                                        Facsimile number: 302-634-1092

                               COMMITMENT SCHEDULE

                                LENDER                                             COMMITMENT
                                ------                                             ----------
Morgan Guaranty Trust Company of New York.......................................$     125,000,000
Bank of America National Trust and Savings Association..........................$     125,000,000
The Bank of New York............................................................$     125,000,000
The Bank of Nova Scotia.........................................................$     125,000,000
The Industrial Bank of Japan, Limited, Los Angeles Agency.......................$     100,000,000
ABN AMRO Bank N.V. Los Angeles International Branch.............................$      85,000,000
Bank of Tokyo-Mitsubishi Trust Company..........................................$      85,000,000
The Chase Manhattan Bank........................................................$      85,000,000
Deutsche Bank New York and/or Cayman Islands Branches...........................$      85,000,000
Fleet National Bank.............................................................$      85,000,000
The Long-Term Credit Bank of Japan, Ltd.........................................$      85,000,000
Mellon Bank, N.A................................................................$      85,000,000
NationsBank of Texas, N.A.......................................................$      85,000,000
PNC Bank, N.A...................................................................$      85,000,000
The Sanwa Bank Limited, Dallas Agency...........................................$      85,000,000
Societe Generale................................................................$      85,000,000
The Sumitomo Bank, Limited......................................................$      85,000,000
Toronto Dominion (Texas), Inc...................................................$      85,000,000
Wachovia Bank of Georgia, N.A...................................................$      85,000,000
Commerzbank AG Los Angeles Branch...............................................$      65,000,000
Credit Lyonnais New York Branch.................................................$      65,000,000
The Dai-Ichi Kangyo Bank, Ltd. Los Angeles Agency...............................$      65,000,000
The Fuji Bank, Limited..........................................................$      65,000,000
Kredietbank N.V.................................................................$      65,000,000
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank Nederland"
   New York Branch..............................................................$      65,000,000
Bank of Montreal................................................................$      50,000,000
Banque Paribas..................................................................$      50,000,000
CoreStates Bank, N.A............................................................$      50,000,000
Credit Suisse First Boston......................................................$      50,000,000
The Mitsubishi Trust and Banking Corporation....................................$      50,000,000
The Sakura Bank Limited Los Angeles Agency......................................$      50,000,000
SunTrust Bank, Central Florida National Association.............................$      50,000,000
The Royal Bank of Scotland plc..................................................$      35,000,000
Hibernia National Bank..........................................................$      30,000,000
The Sumitomo Trust & Banking Company Ltd. New York Branch.......................$      30,000,000
Banca Commerciale Italiana Los Angeles Foreign Branch...........................$      25,000,000
Banque Francaise du Commerce Exterieur..........................................$      25,000,000
BHF-Bank Aktiengesellschaft.....................................................$      25,000,000
Michigan National Bank..........................................................$      25,000,000
The Nippon Credit Bank, Ltd., Los Angeles Agency................................$      25,000,000

                                LENDER                                             COMMITMENT
                                ------                                             ----------
The Tokai Bank, Limited, Los Angeles Agency.....................................$      25,000,000
United States National Bank of Oregon...........................................$      25,000,000
                                                                                       ==========

      TOTAL.....................................................................$   2,800,000,000
























                                     4.05-1

                                                                   SCHEDULE 4.05

                               Pending Litigation
The Borrower hereby incorporates by reference the disclosure concerning the legal proceedings referred to in its annual report on Form 10-K for its fiscal year ended May 31, 1996 and its quarterly report on Form 10-Q for its fiscal quarter ended November 30, 1996. The Borrower also hereby incorporates by reference the disclosure concerning the legal proceedings referred to in OrNda's annual report on Form 10-K for its fiscal year ended August 31, 1996, and OrNda's quarterly report on Form 10-Q for its fiscal quarter ended November 30, 1996.















                                     4.05-2

                                                                   SCHEDULE 5.06

                              PERMITTED ASSET SALES

PHOENIX/TUCSON AREA:
Community Hospital Medical Center
Mesa General Hospital Medical Center
St. Luke's Medical Center
Tempe St. Luke's Hospital
Tucson General Hospital

TEXAS:
Bayou City (Houston - 2 locations)
Garland Community Hospital (Dallas)
Odessa Regional Medical Center (Odessa)
Southwest General Hospital (San Antonio)
Trinity Valley Medical Center (Palestine)
Mid-Jefferson Hospital (Nederland)
Park Place Hospital (Port Arthur)

TAMPA AREA:
Memorial Hospital of Tampa
Palms of Pasadena Hospital
Town and Country Hospital

OTHERS:
Columbia Regional Hospital (Missouri)
Culver Union Hospital (Indiana)
Lake Mead Hospital (Nevada)
Minden Hospital (Louisiana)
Winona Memorial Hospital (Indiana)




                                     5.06-1

                                                                       EXHIBIT A

                                      NOTE

                                               New York, New York
                                                      , 199

         For value received, TENET HEALTHCARE CORPORATION, a Nevada corporation (the "Borrower"), promises to pay to the order of ________________ (the "Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

         All Loans made by the Lender, the respective dates and amounts thereof and all payments of the principal with respect thereto shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under any other Financing Document.

         This note is one of the Notes referred to in the Credit Agreement dated as of January 30, 1997 among the Borrower, the Lenders, Managing Agents, Co-Agents and Swingline Bank party thereto, The Bank of New York and The Bank of Nova Scotia, as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                            TENET HEALTHCARE CORPORATION

                                            By
                                              ________________________________
                                              Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------------------------

                                                             AMOUNT OF
                             AMOUNT OF        TYPE OF        PRINCIPAL     NOTATION MADE
      DATE                     LOAN            LOAN           REPAID            BY
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B

                       FORM OF MONEY MARKET QUOTE REQUEST

                                                    [Date]

To:      Morgan Guaranty Trust Company of New York
         (the "Administrative Agent")

From:    Tenet Healthcare Corporation

Re: Credit Agreement dated as of January 30, 1997 (the "Credit Agreement") among the Borrower and the Lenders, Managing Agents, Co-Agents, Swingline Bank and Agents party thereto

         We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

         Date of Borrowing:  __________________

PRINCIPAL AMOUNT(2)                               INTEREST PERIOD(3)
-------------------                               ------------------
$

         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Terms used herein have the meanings assigned to them in the Credit Agreement.

                                        Tenet Healthcare Corporation

                                        By
                                          ___________________________________
                                          Title:

________________________

         (2) Amount must be $10,000,000 or a larger multiple of $1,000,000.

         (3) Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                                       EXHIBIT C

                   FORM OF INVITATION FOR MONEY MARKET QUOTES

To:      [Name of Lender]

Re: Invitation for Money Market Quotes to Tenet Healthcare Corporation (the "Borrower")


         Pursuant to Section 2.03 of the Credit Agreement dated as of January 30, 1997 among the Borrower, the Lenders, Managing Agents, Co-Agents, Swingline Bank and Agents party thereto, and the undersigned, as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing:  __________________

PRINCIPAL AMOUNT                                  INTEREST PERIOD
----------------                                  ---------------
$

         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Please respond to this invitation by no later than [2:00 P.M.] [10:00 A.M.] (New York City time) on [date].

                                        MORGAN GUARANTY TRUST
                                          COMPANY OF NEW YORK

                                        By
                                          ___________________________________
                                            Authorized Officer

                                                                       EXHIBIT D

                           FORM OF MONEY MARKET QUOTE

To:      Morgan Guaranty Trust Company of New York, as Administrative Agent

Re:      Money Market Quote to Tenet Healthcare Corporation (the "Borrower")

         In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

         1.       Quoting Lender:  ________________________________

         2.       Person to contact at Quoting Lender:   ______________________

         3.       Date of Borrowing:  ____________________(4)

         4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal Amount(5)        Interest Period(6)       Money Market Margin(7)   Absolute Rate(8)
---------------------------------------------------------------------------------------------
$
$

         [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]


_____________________________

         (4)  As specified in the related Invitation.

         (5) Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the bank is willing to lend. Bids must be made for $10,000,000 or a larger multiple of $1,000,000.

         (6) Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

         (7) Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

         (8) Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of January 30, 1997 among the Borrower, the Lenders, Managing Agents, Co-Agents, Swingline Bank and Agents party thereto and yourselves, as Administrative Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                            Very truly yours,

                                            [NAME OF LENDER]

Dated:                                      By
                                              _______________________________
                                              Authorized Officer

                                                                       EXHIBIT E

                                 SWINGLINE NOTE

                                                          New York, New York
                                                                 , 199

         For value received, TENET HEALTHCARE CORPORATION, a Nevada corporation (the "Borrower"), promises to pay to the order of MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Swingline Bank") the unpaid principal amount of each Swingline Loan made by the Swingline Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Swingline Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

         All Swingline Loans made by the Swingline Bank and all repayments of the principal thereof shall be recorded by the Swingline Bank and, if the Swingline Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Swingline Loan then outstanding may be endorsed by the Swingline Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Swingline Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under any other Financing Document.

         This note is the Swingline Note referred to in the Credit Agreement dated as of January 30, 1997 among the Borrower, the Lenders, Managing Agents, Co-Agents and Swingline Bank party thereto, The Bank of New York and The Bank of Nova Scotia, as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                        TENET HEALTHCARE CORPORATION

                                        By
                                          ___________________________________
                                          Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

------------------------------------------------------------------------------------------------------
                                                                   AMOUNT OF
                                               AMOUNT OF           PRINCIPAL
                  DATE                           LOAN               REPAID         NOTATION MADE BY
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT F

                                     SENIOR
                                    OFFICER'S
                               CLOSING CERTIFICATE

         I, [name], [title] of Tenet Healthcare Corporation, a Nevada corporation (the "Borrower"), in connection with (i) the closing held today (the "Closing") under the $2,800,000,000 Credit Agreement dated as of January 30, 1997 (the "Borrower's Credit Agreement") among the Borrower and the Lenders, Managing Agents, Co-Agents, Swingline Bank and Agents party thereto, and (ii) the borrowing today (the "First Borrowing") by the Borrower thereunder, DO HEREBY CERTIFY that:

         1. The representations and warranties made by the Borrower in the Borrower's Credit Agreement are true on and as of the date hereof.

         2. Immediately before and after the First Borrowing under the Borrower's Credit Agreement, no Default will have occurred and be continuing.

         3. The Borrower has made available, or has irrevocably instructed the relevant banks to make available from the proceeds of the New Public Debt and/or the First Borrowing, to Morgan Guaranty Trust Company of New York, as Agent under the Borrower's Existing Credit Agreement, funds sufficient to pay in full the principal of all loans outstanding under the Borrower's Existing Credit Agreement on the date hereof and all interest and fees accrued thereunder to but excluding the date hereof.

         4. (A) OrNda has given The Bank of Nova Scotia, as Agent under OrNda's Existing Credit Agreement ("OrNda's Agent"), irrevocable notice of termination of the commitments of the lenders thereunder, (B) the Borrower has made available, or has irrevocably instructed the relevant banks to make available from the proceeds of the New Public Debt and/or the First Borrowing, to OrNda's Agent for the account of OrNda, an amount sufficient to pay in full the principal of all loans and reimbursement obligations outstanding on the date hereof under OrNda's Existing Credit Agreement and all interest and fees accrued thereunder to but excluding the date hereof and (C) OrNda has irrevocably instructed OrNda's Agent to apply such proceeds to pay such amounts in full on the date hereof.

         5. The Acquisition has been consummated substantially on the terms set forth in the Merger Agreement and all conditions to the consummation of the Acquisition, as set forth in the Merger Agreement, have been fulfilled in all material respects.

         6. The total consideration paid by the Borrower and its Subsidiaries as a result of the Acquisition to the former holders of common stock of OrNda and options to purchase such common stock consists only of shares of common stock of the Borrower and cash to purchase fractional shares.

         7. All approvals, consents and other actions, by or in respect of, or filings with, any governmental body, agency, official, authority or other Person required in connection with the Acquisition, the OrNda Tender Offers, the issuance and sale of the New Public Debt or the transactions contemplated by the Financing Documents have been obtained, taken or made, except for (i) any consent which is not required because an applicable waiting period has expired without action being taken and (ii) other approvals, consents and other actions as to which failures to obtain or take them could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or an adverse effect on the validity or enforceability of any material provision of any Financing Document.

         8. No order, decree, judgment, ruling or injunction exists which restrains or otherwise prevents the consummation of the Acquisition in the manner contemplated by the Merger Agreement, the consummation of the OrNda Tender Offers, the issuance and sale of the New Public Debt in the manner described in the New Public Debt Prospectus or the making of the Loans. No action, suit or proceeding is pending or threatened in which there is a reasonable possibility of an adverse decision which would have a Material Adverse Effect or an adverse effect on the validity or enforceability of any material provision of any Financing Document.

         9. The officer who executed the Borrower's Credit Agreement on behalf of the Borrower was authorized by the Borrower's board of directors to, and did, approve of the terms of the Borrower's Credit Agreement.

         Terms used herein and not defined herein have the meanings assigned to them in the Borrower's Credit Agreement.

                                             ________________________________
                                             Name:
                                             Title:

[Closing Date]

                                                                       EXHIBIT G

                                   OPINION OF
                           GIBSON, DUNN & CRUTCHER LLP
                         SPECIAL COUNSEL TO THE BORROWER

                                               [Closing Date]

To:      The Lenders, Managing Agents,
         Co-Agents, Swingline Bank
         and Agents Party to the Credit
         Agreement  referred to herein

                  Re: Credit Agreement dated as of January 30, 1997 among Tenet Healthcare Corporation and the Lenders, Managing Agents, Co-Agents, Swingline Bank and Agents party thereto

Ladies and Gentlemen:

         We have acted as special counsel to Tenet Healthcare Corporation, a Nevada corporation (the "Borrower"), in connection with the Credit Agreement dated as of January 30, 1997 (the "Credit Agreement") among the Borrower, the Lenders, Managing Agents, Co-Agents and Swingline Bank party thereto, The Bank of New York and The Bank of Nova Scotia, as Documentation Agents, Bank of America NT & SA, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

         This opinion is delivered pursuant to Section 3.01(j) of the Credit Agreement.

         In rendering this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction as being true copies of the following documents and instruments:

                  (a) the Credit Agreement, including the Exhibits and Schedules thereto;

                  (b) the Notes;

                  (c) the Swingline Note;

                  (d) a certificate of even date herewith of the corporate secretary of the Borrower as to resolutions, incumbency of certain officers and the form of articles of incorporation and by-laws of the Borrower in effect on the date hereof;

                  (e) a certificate of even date herewith executed by an officer of the Borrower setting forth or certifying certain factual matters; and

                  (f) a certificate of recent date of the Secretary of State of Nevada as to the legal existence of the Borrower in good standing under the laws of Nevada.

The documents referred to in Items (a) through (c) are sometimes referred to herein collectively as the "Financing Documents".

         We have, with your permission, assumed, without independent investigation or inquiry with respect to any such matter, that:

           (a) The Borrower is a validly existing corporation in good standing under the laws of the State of Nevada. The Borrower has requisite corporate power and authority to own and operate its properties, to conduct its business in the manner in which it presently is conducted, and to execute, deliver and perform its obligations under each of the Financing Documents.

           (b) Each of the Financing Documents has been duly authorized by all necessary corporate action on the part of the Borrower. Each of the Financing Documents has been duly executed and delivered on behalf of the Borrower.

           (c) Each Lender and the Administrative Agent each has all requisite power and authority to execute, deliver and perform its obligations under the Credit Agreement; the execution and delivery of the Credit Agreement and performance of such obligations have been duly authorized by all necessary action on the part of such Lender and the Administrative Agent; and the Credit Agreement is the legal, valid and binding obligation of such Lender or the Administrative Agent, enforceable against it in accordance with its terms.

           (d) The execution and delivery of the Credit Agreement by each Lender and the Administrative Agent and performance by each of them of their respective obligations thereunder comply with all laws and regulations that are applicable to such Lender or the Administrative Agent or the transactions contemplated by the Credit Agreement because of the nature of their respective businesses (provided that the assumption stated in this subparagraph (d) does not relate to any matter as to which we expressly state our opinion herein).

           (e) The signatures on all documents examined by us are genuine, and all individuals executing such documents were thereunto duly authorized.

           (f) The documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals.

         With respect to questions of fact material to the opinions expressed below, we have, with your consent, relied upon certificates of public officials and officers of the Borrower, in each case without having independently verified the accuracy or completeness thereof.

         With respect to any opinion herein in regard to the existence or absence of facts that is stated to be to our actual knowledge, such statement means that, during the course of our representation of the Borrower, no information has come to the attention of the lawyers in our Firm participating in such representation that has given them actual knowledge of facts contrary to the existence or absence of the facts indicated. No inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Borrower.

         Based upon the foregoing, and subject to the qualifications, exceptions, limitations and assumptions hereinafter set forth, we are of the opinion that:

           (1) Each of the Financing Documents constitutes the legal, valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms.

           (2) No consent, approval or authorization of, and no registration, declaration or filing with any administrative, governmental or other public authority is required under the laws of the United States of America or the State of New York which, in our experience, are generally applicable to transactions of the type contemplated by the Credit Agreement, or under the Nevada General Corporation Law, to be obtained or made in connection with the execution, delivery and performance by the Borrower, or for the validity or enforceability against the Borrower, of any of the Financing Documents.

           (3) Neither the execution and delivery of the Financing Documents and the performance by the Borrower of its obligations thereunder nor the consummation of the transactions contemplated thereby constitutes or will constitute a violation of any laws of the United States of America or the State of New York which, in our experience, are generally applicable to transactions of the type contemplated by the Credit Agreement, or under the Nevada General Corporation Law or the California Corporations Code, or, to our actual knowledge, of any order of any court or governmental authority that is applicable to the Borrower.

           (4) The Borrower is neither an "investment company" nor a Person directly or indirectly "controlled" by or "acting on behalf of" an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Borrower is neither a "holding company", nor an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

           (5) Neither the making of the Loans on the Closing Date pursuant to, nor the application of the proceeds of the Loans in accordance with, the Credit Agreement will violate Regulation G, U or X promulgated by the Board of Governors of the Federal Reserve System.

         Each of the opinions set forth above is subject to the following exceptions, qualifications, limitations and assumptions:

           (a) Our opinions are subject to the effect of bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws affecting enforcement of creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers, and of laws affecting distributions by corporations to stockholders.

           (b) Our opinions are subject to the application of general principles of equity, whether considered in a case or proceeding at law or in equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

           (c) Our opinions are subject to the qualifications that indemnification provisions in any of the Financing Documents may be unenforceable to the extent that such indemnification may be held to be in violation of or against public policy.

         This opinion is limited to the effect of (i) the laws of the United States of America and the State of New York, (ii) for purposes only of our opinion expressed in Paragraph 3 herein, the California Corporations Code, and
(iii) to the limited extent set forth below, the General Corporation Law of the State of Nevada. Although we are not admitted to practice in the State of Nevada, we are generally familiar with the General Corporation Law of the State of Nevada and have made such inquiries as we consider necessary to render our opinions expressed in Paragraphs 2 and 3 hereof. This opinion relates to the present state of the laws referred to herein and, in rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws, or the interpretation thereof, be changed.

         This opinion is rendered to the Lenders, the Managing Agents, the Co-Agents, the Swingline Bank and the Agents as of the date hereof in connection with the Credit

Agreement, and may not be relied upon by any other person (except an LC Issuing Bank) or by them in any other context.

                                        Very truly yours,



                                        Gibson, Dunn & Crutcher

                                                                       EXHIBIT H

                                   OPINION OF
                                   SCOTT BROWN
                        GENERAL COUNSEL FOR THE BORROWER

                                        [Closing Date]

To:      The Lenders, Managing Agents,
         Co-Agents, Swingline Bank
         and Agents Party to the Credit
         Agreement referred to herein

Ladies and Gentlemen:

         I am the General Counsel of Tenet Healthcare Corporation, a Nevada corporation (the "Borrower"), and have acted as such in connection with the Credit Agreement dated as of January 30, 1997 (the "Credit Agreement") among the Borrower, the Lenders, Managing Agents, Co-Agents and Swingline Bank party thereto, The Bank of New York and The Bank of Nova Scotia, as Documentation Agents, Bank of America National Trust & Savings Association, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent.

         This opinion is delivered to you pursuant to Section 3.01(k) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement have the respective meanings set forth in the Credit Agreement, unless otherwise defined herein.

         In connection with this opinion, I have examined executed copies of each of the Credit Agreement (including all of the Schedules and Exhibits thereto), the Notes and the Swingline Note (together, the "Financing Documents") and such corporate documents and records of the Borrower and its Subsidiaries and certificates of public officials and officers of the Borrower and its Subsidiaries, and such other documents, as I have deemed necessary or appropriate for the purposes of this opinion. In stating my opinion, I have assumed the genuineness of all signatures and the authority of persons signing the Financing Documents on behalf of parties thereto other than the Borrower, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies. This opinion is limited to the laws of

California, New York and the United States of America, and to the general corporate laws of the State of Nevada.

         Based upon the foregoing, I am of the opinion that:

            1. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the State of Nevada, and (b) has the corporate power, authority and legal right to own or operate its properties or to lease the properties it operates and to conduct the business in which it is currently engaged. Except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or an adverse effect on the validity or enforceability of any material provision of any Financing Document, (x) the Borrower is duly qualified as a foreign corporation, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and (y) each of the Borrower and its Subsidiaries is in compliance with all laws, regulations, decrees and orders applicable to the Borrower or any of its Subsidiaries (including, without limitation, laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls and in respect to antitrust, monopoly, restraint of trade or unfair competition). The Borrower and its Subsidiaries have obtained all certifications, licenses, accreditations and approvals that are necessary to conduct their respective businesses. None of the Borrower or any of its Subsidiaries has received or, to the best of my knowledge, expects to receive, any order or notice of any violation or claim of violation of any law, regulation, decree, rule, judgment or order of any governmental authority or agency relating to the ownership or operation of any hospital or other facility owned or operated by it, as to which the cost of compliance or the consequences of noncompliance, individually or in the aggregate, would have a Material Adverse Effect or which would impair the ability of the Borrower to discharge any of its obligations under any of the Financing Documents.

            2. CORPORATE POWER; AUTHORIZATION. The Borrower has the corporate power, authority and legal right to execute, deliver and perform the Financing Documents and to borrow and obtain the issuance of letters of credit thereunder, and has taken all necessary corporate action to authorize the borrowings and the issuance of such letters of credit on the terms and conditions of the Financing Documents and to authorize the execution, delivery and performance of the Financing Documents. No consent of any other Person, and no authorization of, notice to, or other act by or in respect of the Borrower by any governmental authority, agency or instrumentality is required in connection with borrowings or the issuance of letters of credit thereunder or with the execution, delivery, performance, validity or enforceability of the Financing Documents. The Borrower has duly executed and delivered each Financing Document.

            3. NO LEGAL BAR. The execution, delivery and performance by the Borrower of the Financing Documents, the borrowings and the issuance of letters of credit thereunder and the use of the proceeds of such borrowings and the use of such letters of credit will not violate (except to the extent that such violation, if any, would not have a Material Adverse Effect or an adverse effect on the validity or enforceability of any material provision of any Financing Document) any provision of any existing law or regulation applicable to the Borrower or any of its Subsidiaries or of any award, order or decree applicable to the Borrower or any of its Subsidiaries known to me (after due inquiry) of any court, arbitrator or governmental authority, or of the restated articles of incorporation or restated by-laws of the Borrower or, to the best of my knowledge (after due inquiry), of any security issued by the Borrower or of any material mortgage, indenture, lease, contract or other agreement or undertaking to which the Borrower is a party or by which the Borrower or any of its respective properties or assets may be bound, and will not result in or require the creation or imposition of any Lien prohibited by the Credit Agreement on any of its properties or revenues pursuant to the provisions of any such mortgage, indenture, contract, lease or other agreement or other undertaking.

            4. NO MATERIAL LITIGATION. To the best of my knowledge, after due inquiry, (i) there are no pending or threatened actions, suits, proceedings or investigations against the Borrower or any of its Subsidiaries in any court or by or before any arbitrator or governmental authority that calls into question the validity of the Financing Documents and (ii) except as disclosed in Schedule
4.05 to the Credit Agreement, there are no such pending or threatened actions, suits, proceedings or investigations in which there is a reasonable possibility of an adverse determination that could reasonably be expected to have a Material Adverse Effect or an adverse effect on the validity or enforceability of any material provision of any Financing Document. For purposes of the preceding sentence, I have assumed that, in medical malpractice actions now pending or threatened against the Borrower and its Subsidiaries, damages would be assessed consistent with the Borrower's past experience. The past experience of the Borrower has been that damages assessed in such suits have been adequately covered by insurance. In rendering the opinions set forth in this paragraph 4, I have not conducted a search of any federal or state court docket. My inquiry has been limited to consultation with counsel representing the Borrower and its Subsidiaries in litigation matters.

         This opinion relates to the present state of the laws referred to herein and, in rendering this opinion, I assume no obligation to revise or supplement this opinion should the present laws, or the interpretation thereof, be changed. This opinion is rendered to the Lenders, the Managing Agents, the Co-Agents, the Swingline Bank and the Agents as of the date hereof in connection with the Credit Agreement, and may not be relied upon by any other person (except an LC Issuing Bank) or by them in any other context.

                                             Very truly yours,



                                             ________________________________
                                             Scott M. Brown
                                             General Counsel

                                                                       EXHIBIT I

                                   OPINION OF
                              DAVIS POLK & WARDWELL
                  SPECIAL COUNSEL FOR THE ADMINISTRATIVE AGENT

                                            [Closing Date]

To the Lenders , Managing Agents,
   Co-Agents, Swingline Bank
   and Agents
c/o Morgan Guaranty Trust Company
   of New York, as Administrative Agent
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

         We have participated in the preparation of the $2,800,000,000 Credit Agreement dated as of January 30, 1997 (the "Credit Agreement") among Tenet Healthcare Corporation, a Nevada corporation, the Lenders, Managing Agents, Co-Agents and Swingline Bank party thereto, The Bank of New York and The Bank of Nova Scotia, as Documentation Agents, Bank of America National Trust & Savings Association, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent, and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to
Section 3.01(l) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

            1. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes and Swingline Note constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. Insofar as the foregoing opinions involve matters governed by the laws of any other jurisdiction, we have relied, with your permission and without independent investigation, upon the opinions of Gibson, Dunn & Crutcher and Scott Brown, Esq., each dated the date hereof, a copy of each of which has been delivered to you, and we have assumed, without independent investigation, the correctness of the matters set forth in each such opinion, our opinion being subject to the qualifications and limitations set forth in each such opinion with respect thereto. In addition, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located which limits the rate of interest that such Lender may charge or collect.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (except an LC Issuing Bank) without our prior written consent.

                                          Very truly yours,

                                                                       EXHIBIT J

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         AGREEMENT dated as of _________, 19__ between [ASSIGNOR] (the "Assignor") and [ASSIGNEE] (the "Assignee").

                               WITNESSETH

         WHEREAS, this Assignment and Assumption Agreement relates to the Credit Agreement dated as of January 30 , 1997 among Tenet Healthcare Corporation (the "Borrower"), the Lenders, Managing Agents, Co-Agents and Swingline Bank party thereto, The Bank of New York and The Bank of Nova Scotia, as Documentation Agents, Bank of America National Trust & Savings Association, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent (as amended from time to time, the "Credit Agreement");

         [WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower and participate in Letters of Credit in the amount of $_______________, under which the Assignor has outstanding Syndicated Loans in the aggregate principal amount of $___________ at the date hereof];

         [WHEREAS, Letters of Credit with a total amount available for drawing thereunder of $________ are outstanding at the date hereof, and]

         [WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment in an amount equal to $__________ (the "Commitment Assigned Amount"), together with a corresponding portion of each of its outstanding Syndicated Loans and its LC Exposure, and the Assignee proposes to accept such assignment of such rights and assume the corresponding obligations from the Assignor;]

         [WHEREAS, the Assignor also proposes to assign to the Assignee Money Market Loans in an aggregate outstanding principal amount of $__________;]

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

         SECTION 2. ASSIGNMENT. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement with respect to its Commitment to the extent of the Commitment Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Commitment Assigned Amount, including the purchase from the Assignor of a pro-rata portion of the outstanding principal amount of each Syndicated Loan made by the Assignor, and a pro rata portion of its LC Exposure. Upon the execution and delivery hereof by the Assignor and the Assignee[, the Borrower, the Issuing Banks, the Agent and the Swingline Bank] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with a Commitment in an amount equal to the Commitment Assigned Amount, (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. PAYMENTS. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.(9) Facility fees accrued with respect to the Commitment Assigned Amount to the date hereof are for the account of the Assignor and such fees accruing with respect to the Commitment Assigned Amount on and after the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         [SECTION 4. CONSENT OF THE BORROWER, THE LC ISSUING BANKS AND THE SWINGLINE LENDER. This Agreement is conditioned upon the consent of the Borrower, the LC Issuing Banks and the Swingline Bank pursuant to Section 9.06(c) of the Credit Agreement.]

         SECTION 5. NON-RELIANCE ON ASSIGNOR. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Borrower or the validity and enforceability of the obligations of the Borrower in respect of any Financing Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it

______________________________

         (9) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

         SECTION 6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                      [ASSIGNOR]

                                       By
                                           ------------------------------
                                           Title:

                                       [ASSIGNEE]

                                        By
                                           ------------------------------
                                            Title:

[The undersigned consent to the foregoing assignment:

                                    TENET HEALTHCARE CORPORATION

                                    By
                                           ------------------------------
                                           Title:

                                    MORGAN GUARANTY TRUST
                                      COMPANY OF NEW YORK,
                                      as Swingline Bank

                                      By
                                           ------------------------------
                                           Title:

                                    [LC ISSUING BANKS]

                                    By
                                           ------------------------------
                                           Title:       ]